SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Heritage Oaks Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of Annual Meeting of Shareholders
Heritage Oaks Bancorp
545 12th Street
Paso Robles, California 93446
May 27, 2015 – 5:30 p.m.

To Our Shareholders:

Notice is hereby given of the Annual Meeting of Shareholders of Heritage Oaks Bancorp. The Annual Meeting will be held at 5:30 p.m. on Wednesday, May 27, 2015, at Heritage Oaks Bank's branch office, located at 545 12th Street, Paso Robles, California 93446. To enable our employee owners to attend the Annual Meeting, the branch will close at 5:00 p.m. on May 27. A reception will be held immediately following the Annual Meeting, at the same location.

At the Annual Meeting you will be asked (1) to elect twelve directors of Heritage Oaks Bancorp to serve for the coming year and until their successors are duly elected and qualified; (2) to vote to approve the Company's 2015 Equity Incentive Plan; (3) to vote, on an advisory basis, to approve the Company's executive compensation for the Named Executive Officers (defined in the Proxy Materials attached); (4) to ratify the selection of independent public accountants; and (5) to act on such other business as may properly come before the Annual Meeting. You are urged to read the accompanying Proxy Statement carefully. It contains a detailed explanation of all matters on which you will be asked to vote. Only shareholders of record as of the close of business on March 31, 2015, are entitled to receive notice of and to vote at this Annual Meeting.

It is very important that as many shares as possible be represented at the Annual Meeting. To assure your representation at the Annual Meeting, you are urged to mark, sign, date, and return the enclosed Proxy Card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If after signing and returning the Proxy Card you come to the Annual Meeting, you may vote in person even though you have previously sent in a Proxy Card. Alternatively, you may vote by Internet or telephone. If you wish to vote by Internet or telephone you will need your Shareholder Control Number, which is located in the lower right corner of the enclosed Proxy Card, and the website address and/or toll-free telephone number, which are shown on the Proxy Card. No other personal information will be required in order to vote in this manner.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2015

Copies of the Annual Meeting Proxy Materials, including the Proxy Statement, Proxy Card and Annual Report to Shareholders, are also available at: http://www.heritageoaksbancorp.com.

We encourage you to attend the Annual Meeting. Please RSVP by marking the appropriate box on the Proxy Card, or by contacting the Company by May 18, 2015 by telephone at (805) 369-5238, or register at http://www.heritageoaksbank.com/2015annmtg.

By order of the Board of Directors

Gregory A. Gehlmann
Corporate Secretary
April     , 2015

PROXY STATEMENT
OF
HERITAGE OAKS BANCORP
1222 Vine Street
Paso Robles, California 93446

These Annual Meeting Proxy Materials are furnished in connection with the solicitation by the Board of Directors of Heritage Oaks Bancorp (the "Company"), of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 28, 2014, at 5:30 p.m. at the Company's branch office at 545 12th Street, Paso Robles, California 93446, and at any adjournment thereof.

PURPOSE OF MEETING

The matters to be considered and voted upon at the Annual Meeting will be:

  •
  Proposal 1: The election of twelve (12) directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

  •
  Proposal 2: Approve the 2015 Equity Incentive Plan.

  •
  Proposal 3: Advisory vote to approve the Company's executive compensation for its named executive officers (say-on-pay).

  •
  Proposal 4: The ratification of the selection of independent public accountants.

  •
  Transacting such other business as may properly come before the Annual Meeting and any adjournments thereof.

None of the proposals to be acted upon at the Annual Meeting and discussed in this Proxy Statement carry rights of appraisal or similar rights of dissenters.

GENERAL PROXY STATEMENT INFORMATION

Heritage Oaks Bancorp, a corporation existing and organized under the laws of the State of California, is authorized to issue up to 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. There are an aggregate total of approximately 348,697 shares of preferred stock outstanding which do not carry voting rights. All of the outstanding common shares are entitled to vote at the Annual Meeting. Only those common shareholders of record as of March 31, 2015 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On that date, 33,950,518 shares of common stock were outstanding. The determination of shareholders entitled to vote at the Annual Meeting and the number of votes to which they are entitled was made on the basis of the Company's records as of the Record Date. Proxy Materials are first being sent to shareholders on or about April     , 2015.

The presence in person or by proxy (including web and telephone voting) of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions, shares as to which voting authority has been withheld from any nominee and "broker non-votes" (as defined below), will be counted as present for purposes of determining the presence or absence of a quorum.

A broker or nominee holding shares for beneficial owners may vote on certain matters at the Annual Meeting pursuant to discretionary authority or instructions from the beneficial owners, but with respect to other matters for which the broker or nominee may not have received instructions from the beneficial owners and may not have discretionary voting power under the applicable rule of the New York Stock Exchange or other self-regulatory organizations to which the broker or nominee is a member, the shares held by the broker or nominee may not be voted. Such un-voted shares are called "broker non-votes." The rules of the New York Stock Exchange and other self-regulatory organizations generally permit a broker or nominee, in the absence of instructions, to deliver a proxy to vote for routine items, such as the ratification of independent auditors. Consequently, shares held by a broker or nominee will constitute "broker non-votes" regarding non-routine items, such as the election of directors and the matters regarding executive compensation.

One copy of the Annual Report and Proxy Statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. Shareholders sharing the same address will continue to receive separate Proxy Cards. The Company will deliver promptly upon written or oral request a separate copy of the Annual Report and Proxy Statement to a shareholder at a shared address to which a single copy of the document was delivered. If a shareholder wishes to receive a separate copy or has received multiple copies at one address and would like to receive a single copy in the future, please contact Broadridge Financial Solutions by phone at (631) 274-2533 or by written request to Heritage Oaks Bancorp c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717

Revocability of Proxies

A Proxy Card for use at the Annual Meeting is enclosed. Any shareholder who executes and delivers such Proxy Card has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or by filing a duly executed Proxy Card bearing a later date. In addition, the powers of the proxy holder will be revoked if the person executing the Proxy Card is present at the Annual Meeting and elects to vote in person by advising the chairman of the Annual Meeting of such election. Subject to such revocation or suspension, all shares represented by a properly executed Proxy Card received in a timely manner in advance of the Annual Meeting will be voted by the proxy holders in accordance with the instructions on the Proxy Card.

IF NO INSTRUCTION IS SPECIFIED WITH REGARD TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED HEREIN, 'FOR' THE COMPANY'S 2015 EQUITY INCENTIVE PLAN, "FOR" THE APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION, AND "FOR" RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS AND, IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Person Making the Solicitation

This solicitation of proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing, and mailing this Proxy Statement and the material used in the solicitation of proxies for the Annual Meeting will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors, and employees of the Company and Heritage Oaks Bank may solicit proxies personally or by telephone, without receiving compensation therefor. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expense in forwarding these Proxy Materials to their principals. Copies of the Annual Meeting Proxy Materials, including the Proxy Statement, Proxy Card and Annual Report to Shareholders, are also available at: http://www.heritageoaksbancorp.com.

Voting Rights

In connection with the election of directors, in accordance with California law, each shareholder entitled to vote may vote the shares owned by such shareholder as of the Record Date cumulatively, if a shareholder present at the Annual Meeting has given notice at the Annual Meeting, prior to the voting, of his or her intention to vote cumulatively. If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes for candidates properly nominated. Under cumulative voting, each share carries as many votes as the number of directors to be elected, and the shareholder may cast all of such votes for a single nominee or may distribute them in any manner among as many nominees as desired. In the election of directors, the twelve (12) nominees receiving the highest number of votes will be elected.

On all other matters submitted to the vote of the shareholders, each shareholder is entitled to one (1) vote for each share of common stock owned on the books of the Company as of the Record Date.

 PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Board of Directors

At the Annual Meeting twelve (12) directors of the Company are to be elected to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. All of the nominees are currently members of the Board of Directors. The Bylaws of the Company currently provide for not fewer than seven (7) or more than thirteen (13) directors. By resolution, the Board of Directors has fixed the number of directors at twelve (12).

The persons named below are nominated by the Board of Directors and, unless the shareholder marks the Proxy Card to withhold the vote, the enclosed Proxy Card, if returned and not subsequently revoked, will be voted in favor of their election as directors. If for any reason any such nominee becomes unavailable for election, the proxy holders will vote for such substitute nominee as may be designated by the Board of Directors. The proxy holders reserve the right to cumulate votes for the election of directors and to cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as the proxy holders may determine in their discretion if cumulative voting is involved as described above under "Voting Rights."

The following table sets forth the names of the persons nominated by the Board of Directors for election as directors and certain additional information as of the Record Date, including biographical information, qualifications, business experience and directorships with other public companies of each nominee covering at least the last five years.

Name and Relationship With Company	Position, Principal Occupation, Business Experience and Directorships	Age

Michael J. Behrman Director	Was a founding director and Chairman of the Board of Business First National Bank from 2001 to 2007. Dr. Behrman joined the Company and Bank as a director, following the Company's acquisition of Business First National Bank in October 2007. Dr. Behrman is an orthopedic surgeon specializing in hand and upper extremity disorders. He founded Associated Hand Surgeons and has offices in Santa Barbara and Solvang. For over 20 years he has served various positions such as Vice Chairman, Department of Orthopedics, at Santa Barbara's Cottage Hospital and Chairman, Department of Orthopedics, at St. Francis Medical Center in Santa Barbara. He has an extensive knowledge of and a connection to the medical community along the Central Coast, and the medical community is one the target markets identified by the Company, enhancing his contribution as a director.	56

Name and Relationship With Company	Position, Principal Occupation, Business Experience and Directorships	Age

Donald H. Campbell Director	Joined the Company and Bank as a founding member in 1994 and 1983, respectively, as Vice Chairman of both Boards. He served many years as the owner of a local real estate office and currently owns El Pomar Vineyard Service, which specializes in agricultural appraisals and vineyard management. He has been involved with the Company for over 30 years and holds strong connections in the community. Over the years, Mr. Campbell has attended numerous seminars and workshops where he has obtained several certifications from banking educators. His leadership abilities and long connection to the local community enhance his ability to serve on the Board.	74
Mark C. Fugate Director
	Joined the Company and the Bank as a director in November of 2003, after the acquisition of Hacienda Bank. Since 1989 he has been in business as a commercial real estate broker, developer and investor, asset manager and farmer, with real property holdings in coastal California, the San Joaquin Valley, and the greater Phoenix area. Mr. Fugate currently serves as real estate broker and co-owner of Charter Brokerage Company. Among his many attributes is his knowledge in running a small business and investing in and managing commercial real estate. In addition, he has served and continues to serve on the boards of several nonprofits and community organizations including the Santa Maria Valley Chamber of Commerce and the Econ Alliance of Northern Santa Barbara County. His leadership abilities and long connection to the local community enhance his ability to serve on the Board.	53

Name and Relationship With Company	Position, Principal Occupation, Business Experience and Directorships	Age

Howard N. Gould Director	Joined the Board of the Company and the Bank in March of 2014, following the Company's acquisition of Mission Community Bancorp. Mr. Gould is an appointee of Carpenter Fund Manager GP, LLC, a principal shareholder of the Company. He has held key executive management positions in multi-billion dollar banks over several decades, including Vice Chairman and COO of Sanwa Bank and Vice Chairman of Bank of the West. He is an Appointee of Carpenter Fund Manager, GP, LLC, a principal shareholder of the Company. He is Vice Chairman of Carpenter & Company (2005-present); Managing Member of Carpenter Fund Manager GP, LLC (2007-present); Director of Bridge Capital Holdings, Inc. and Bridge Bank, N.A., San Jose, California (2008-present); Director of Pacific Mercantile Bancorp (2014 to present) and Pacific Mercantile Bank (2013 to present), Costa Mesa, California; former Director of Nara Bancorp, Los Angeles, California (2005-June 2010); and former Director of Mission Community Bancorp and Mission Community Bank, San Luis Obispo, California (2008-2014). In addition to his bank executive management experiences he also was partner in one of the most active financial services consulting practices in the US. Mr. Gould served as a Commissioner of Financial Institutions for the State of California under two Governors and he provides the Company significant insight into banking "best" practices and the regulation of financial institutions.	65
Delores T. Lacey Director	Has served as a director of the Company and of the Bank since January 23, 1997. Ms. Lacey is a co-owner of Lacey Livestock. Appointed by the Secretary of Agriculture, Ms. Lacey has represented the California Beef Producers on a national level. She served on a community college board of trustees for several years and was a local school board trustee for over 20 years. Ms. Lacey is well known in the community and has received numerous awards honoring her service to education, agriculture, libraries and museums, all of which enable her to provide a valuable perspective as a director.	72

Name and Relationship With Company	Position, Principal Occupation, Business Experience and Directorships	Age

Simone F. Lagomarsino President, CEO and Director	Has been a director, President and Chief Executive Officer of the Company, and Chief Executive Officer of the Bank since September 10, 2011. She was appointed President of the Bank in January 2012 and served in that position until January 2015. Ms. Lagomarsino, a financial services professional, has over 30 years of experience in executive leadership positions. Ms. Lagomarsino's extensive background in banking enables her to provide valuable perspective to the Board. Additionally, she currently serves on the boards of directors of the Federal Home Loan Bank of San Francisco, the Alzheimer's Association's California Central Coast Chapter, Sierra Vista Regional Medical Center, and the Foundation for the Performing Arts Center of San Luis Obispo.	53
James J. Lynch Director
	Joined the Company and Bank in June of 2010. He served as Vice Chairman of Sovereign Bancorp from 2005-2007 and Chairman and Chief Executive Officer of Sovereign's Mid Atlantic Division from 2002-2007. Mr. Lynch also served as President and Chief Executive Officer of Fleet Bank in Pennsylvania and Southern New Jersey from 2001-2002. He has been Chairman and CEO at Summit Bank and Prime Bank in Pennsylvania. Mr. Lynch sits on the Boards of Directors of Cape Bancorp and Palmetto Bancshares, Inc. Mr. Lynch is a Managing Partner of the Patriot Financial Partners group of funds. Mr. Lynch serves as the Board representative of those funds, which are a principal shareholder of the Company. His extensive background in banking enables him to provide valuable perspective to the Board.	65
Michael J. Morris Chairman of the Board
	Joined the Company and the Bank as a director in January of 2001 and has served as the Chairman of the Company and the Bank since May 24, 2007. He is an attorney and serves as Chairman of the Board of the law firm of Andre, Morris & Buttery. He has served as a member and chairman of various non-profit boards of directors. He has practiced law in California for over 40 years, during which he has represented a broad array of corporate and individual clients. The inclusion of Mr. Morris as a director provides the Board with a unique understanding of a broad range of legal and regulatory matters in its oversight of the Company. Furthermore, his extensive knowledge of local markets and the communities served by the Company gives him unique insights into the Company's lending challenges and opportunities.	69

Name and Relationship With Company	Position, Principal Occupation, Business Experience and Directorships	Age

Daniel J. O'Hare Director	Joined the Company and the Bank as a director in November of 2004. Since 1999, he has served as President and Managing Director of Glenn Burdette, Inc. He has worked as a public accountant for over 28 years. His professional background during the last two decades includes significant experience in management and leadership, manufacturing, construction, real estate development, banking, health care, hospitality and agriculture. He also has extensive training and knowledge of GAAP. His extensive financial expertise enhances his contribution to the Company as a director.	51
Michael E. Pfau Director
	Was a founding director for Business First National Bank in 2001. With the acquisition of Business First Bank by the Company, he was appointed to the Board of the Company and the Bank in October 2007. Mr. Pfau is the founding partner of the law firm Reicker, Pfau, Pyle & McRoy LLP, in Santa Barbara. His law practice focuses upon the representation of emerging-growth technology companies, institutional real estate investors, and high net worth individuals. His transactional experience includes the representation of parties involved with public and private securities offerings, initial public offerings, and asset-purchase, merger, and other business combination transactions, as well as sophisticated real estate purchase and lease transactions. He has served as a member and chairman of various non-profit boards. Mr. Pfau's expertise in complex business transactions and knowledge of the Santa Barbara market, as well as his extensive legal experience, enhance his ability to contribute to the Company as a director.	61
Alexander F. Simas Director	Was appointed to the Hacienda Bank Board in August 1998. After the Company's acquisition of Hacienda Bank, he was appointed to the Company and Bank Boards of Directors in November of 2003. Mr. Simas practices law and is a senior shareholder in the law firm of Kirk & Simas, PLC. He has worked as an attorney for more than 35 years on small and large business transactions. Many of his cases focus on compensation issues, which positions Mr. Simas to add specialized knowledge and expertise as a member of the Board.	64

Name and Relationship With Company	Position, Principal Occupation, Business Experience and Directorships	Age

Stephen P. Yost Director	Joined the Company and Bank as a director in March of 2014. Mr. Yost has over forty years of experience in banking, including twenty-six at First Interstate Bank, primarily focused on risk management. Mr. Yost is an appointee of Carpenter Fund Manager GP, LLC, a principal shareholder of the Company. He is also a principal of Kestrel Advisors, a credit risk management consulting company (2006-present), and his experience includes work at Comerica Bank (Imperial Bank), EVP/Manager Special Assets Group; EVP/Regional Chief Credit Officer and EVP/Chief Credit Officer (1998-2006). He currently serves as a Director of Manhattan Bancorp, El Segundo, California (2006-present); Director of Pacific Mercantile Bank, Irvine, California (2013-present); and former Director of Mission Community Bancorp, San Luis Obispo, CA (2010-2014).	69

The Board of Directors unanimously recommends a vote "FOR" each of the directors nominated for re-election in Proposal No. 1.

Director Compensation

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on the Board of Directors in 2014.

Name	Fees Earned or Paid in Cash ($)(1)(1a)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Michael J. Morris	$78,500	$24,993	-	-	-	$287	$103,780

Donald H. Campbell	$44,000	$24,993	-	-	-	$287	$69,280

Michael J. Behrman	$44,000	$24,993	-	-	-	$287	$69,280

Mark C. Fugate	$47,000	$24,993	-	-	-	$287	$72,280

Howard N. Gould	$27,200	$24,993	-	-	-	$287	$52,480

Delores T. Lacey	$44,500	$24,993	-	-	-	$287	$69,780

James J. Lynch	$39,000	$24,993	-	-	-	$287	$64,280

Daniel J. O'Hare	$54,000	$24,993	-	-	-	$287	$79,280

Michael E. Pfau	$49,000	$24,993	-	-	-	$287	$74,280

Alexander F. Simas	$49,000	$24,993	-	-	-	$287	$74,280

Stephen P. Yost	$29,700	$24,993	-	-	-	$287	$54,980

(1)
For 2014, the Chairman of the Board received an annual retainer of $20,000 for all meetings, including committee and Board meetings. All other directors received an annual retainer of $1,400. Directors who served as chairman of any of the Audit, Compensation, and Enterprise Risk & Compliance Committees received an annual retainer of $8,000. The director who served as chair of the Nominating & Governance Committee received an annual retainer of $3,500. Members of the Audit, Compensation, and Enterprise Risk & Compliance Committees received an annual retainer of $5,000. Members of the Nominating & Governance Committee received an annual retainer of $3,000. Committee chairs did not receive fees as a member of the committee they chaired. All annual retainers were pro-rated for the actual number of months in which they were in effect, and are paid monthly at one-twelfth (1/12) the annual rate, one (1) month in arrears. Executive Committee members (other than the Chairman and the CEO) received an annual retainer of $5,000.

  In 2014, the Bank paid the Andre, Morris and Buttery $18,582 for legal services. These fees are not reflected in the table above. Chairman Morris is the Chairman of the Board of the law firm of Andre, Morris and Buttery.

(1a)
For 2014, for the Bank, the Chairman of the Board received an annual retainer of $58,500 for all meetings, including committee and Board meetings. All other directors received an annual retainer of $26,200. Directors who served as chairman of either the Loan or Asset/Liability and Investment ("ALCO") Committees received an annual retainer of $8,000. Members of either the Loan or ALCO Committee received an annual retainer of $5,000. Committee chairs did not receive fees as a member of the committee they chaired. All annual retainers were pro-rated for the actual number of months in which they were in effect, and are paid monthly at one-twelfth (1/12) the annual rate, one (1) month in arrears.

(2)
Market value of 3,591 shares of restricted stock awards granted to non-employee directors on August 1, 2014 pursuant to the 2005 Equity Based Compensation Plan. Shares vest one year after grant.

(3)
There were no stock option grants to non-employee directors during the 2014 fiscal year.

(4)
There was no incentive "plan" in place for non-employee directors in 2014.

(5)
There were no pension plans or nonqualified deferred compensation plans in place for non-employee directors during the 2014 fiscal year.

(6)
Dividends on restricted stock.

CORPORATE GOVERNANCE

Director Independence

For the year 2014, each of the persons nominated for re-election as a director, was "independent" within the meaning of NASDAQ's Marketplace Rules, except for Simone F. Lagomarsino, the CEO and President of the Company.

Board Meetings and Committees

There were sixteen (16) meetings of the Board of Directors of the Company during 2014. Each director standing for re-election to the Board attended at least seventy-five (75%) of the aggregate number of meetings of the Board of Directors and meetings held by all committees of the Board on which he/she served.

The Board of Directors is responsible for the oversight of the business affairs of the Company. To assist it in carrying out this responsibility, the Board has delegated certain authority to several Company committees, the duties of which and membership at the end of 2014 were as follows:

Name of Director	Enterprise Risk & Compliance Committee	Executive	Compensation	Audit	Nominating and Governance

Simone F. Lagomarsino		X

Michael J. Behrman			X

Donald H. Campbell	X			X	X

Mark C. Fugate	X			X	X

Howard N. Gould	X

Daniel J. O'Hare	X	X	X	C

Delores T. Lacey			X	X	C

Michael J. Morris	X	C	X		X

James J. Lynch					X

Michael E. Pfau	C	X	X	X

Alexander F. Simas	X	X	C	X

Stephen P. Yost	X

  C = Chairman            X = Committee Member

Members of the Board of Directors also participate in monthly Heritage Oaks Bank Board meetings and various committees of Heritage Oaks Bank.

Executive Committee

The Executive Committee, subject to the provisions of law and certain limits imposed by the Board of Directors, may exercise any of the powers and perform any of the duties of the Board of Directors. In 2014 the Executive Committee met twice.

Enterprise Risk & Compliance Committee

The Enterprise Risk & Compliance Committee (the "Risk Committee") consists of six (6) directors, all of whom are independent as defined in the NASDAQ Marketplace Rules. In general, this Committee:

  •
  Monitors efforts of the management of the Bank to comply with the Consent Order regarding the Bank Secrecy Act, between the Bank and the Federal Deposit Insurance Corporation and California Department of Financial Institutions dated November 5, 2014, and all other guidance and/or directives from governmental authorities that may be applicable to either the Company or the Bank;

  •
  Reviews significant financial and other risk exposures and the steps management has taken to monitor, control and report such exposures, including, without limitation, legal and regulatory compliance, credit, market, liquidity, reputational, operational, fraud, strategic, technology, data-security and business-continuity risks;

  •
  Evaluates risk exposure, tolerance for risk, and reviews and makes recommendations to the responsible committees of the Board regarding appropriate transactional limits;

  •
  Reviews and evaluates the Company and Bank policies and practices with respect to risk assessment and risk management, and reviews the Company and Bank methods for identifying and managing risks;

  •
  Reviews reports and significant findings from the Chief Risk Officer and the Bank's internal auditors with respect to the risk management activities of the Company and Bank, together with management's responses and follow-up to these reports;

  •
  Reviews significant reports from regulatory agencies relating to risk issues, and management's responses, except to the extent they are subject to the jurisdiction of another committee of the Board pursuant to that committee's charter;

  •
  Reviews the scope of the work of management's planned activities with respect to the risk management activities of the Company and Bank;

  •
  Reviews the appointment, performance and replacement of the Company's Chief Risk Officer;

  •
  Reviews the Company's and Bank's technology risk management program; and

  •
  Receives reports from management concerning the Company and Bank technology operations including, among other things, business continuity planning, data and cyber security, software development project performance, technical operations performance, technology architecture and significant technology investments and approves related plans or policies or recommends such plans and policies to the Boards for approval, as appropriate.

The Risk Committee met eleven (11) times in 2014.

Nominating and Governance Committee

The Nominating and Governance Committee (the "Governance Committee") assists the Board in carrying out its duties and functions regarding corporate governance oversight and Board membership nominations. The Nominating and Governance Committee consists of five (5) directors, all of whom are independent as defined in the NASDAQ Marketplace Rules. The Governance Committee will consider suggestions or recommendations for Board membership received from shareholders.

Shareholders who wish to make such suggestions or recommendations should forward their written suggestions to the Chairman of the Nominating & Governance Committee, addressed to Heritage Oaks Bancorp, Attn: Corporate Secretary, 1222 Vine Street, Paso Robles, California 93446. Whether a person is recommended for Board membership by a shareholder or by a director of the Company, the standards and qualifications to be considered for Board membership include local community involvement, sound reputation, and business or educational experience that will be beneficial to the Company. The Governance Committee also considers each candidate's contribution to the diversity of the Board, including personal characteristics, education, experience and skills. While the Governance Committee carefully considers diversity when evaluating director candidates, it has not adopted a formal diversity policy. At present, the Governance Committee does not engage a third party to identify and evaluate potential director candidates. All of the nominees approved by the Governance Committee for election at the Annual Meeting were recommended by the Board. The Governance Committee met three (3) times in 2014.

Compensation Committee

The Compensation Committee, consisting of six (6) directors, all of whom are independent as defined in the NASDAQ Marketplace Rules, has primary responsibility for ensuring that compensation and benefits policies and programs for executive officers and the Board of Directors comply with applicable law and NASDAQ requirements, and are devised and maintained to provide and retain highly competent directors and executive management. The Compensation Committee met nine (9) times in 2014.

Audit Committee

The Audit Committee, consisting of six (6) independent members as defined in the NASDAQ Marketplace Rules and Section 10A of the Securities Exchange Act of 1934, selects and recommends appointment of independent auditors, reviews and approves professional services performed by them and reviews the reports of their work. The Audit Committee also reviews and approves the programs, work plan and reports of the Company's internal audit program. Director O'Hare currently serves as the Company's "audit committee financial expert." The Audit Committee met eleven (11) times in 2014.

The Executive, Enterprise Risk & Compliance, Compensation, Audit and Nominating & Governance Committee charters are available on the Company's website at www.heritageoaksbancorp.com under the "Investor Relations" tab.

Each current and nominated Board member is encouraged to attend the Annual Meeting. Ten (10) of the twelve (12) members of the Board attended the 2014 Annual Meeting.

Indebtedness and Other Transactions with Directors and Executive Officers

In accordance with the Code of Conduct, the Board of Directors is responsible for reviewing and acting upon all related party transactions required to be disclosed by Item 404(a) of Regulation S-K for potential conflicts of interest. Additionally, the Company has long had an unwritten practice that restricts reportable transactions with affiliated persons and requires prior approval of the Board of Directors.

Prior to engaging in any reportable related party transaction, a description of the nature and structure of the transaction, along with any necessary supporting documentation, is submitted to the Board of

Directors. In determining whether to approve a reportable related party transaction, the Board of Directors will consider, among other things, the following:

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  Whether the terms of the transaction are fair to the Company;

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  Whether the transaction is material to the Company;

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  The importance of the related person to the transaction;

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  The role the related person has played in arranging the transaction;

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  The structure of the transaction; and

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  The interests of all related persons in the transaction.

The Company will only enter into a related party transaction if the Board of Directors determines that the transaction is beneficial to the Company, and the terms of the transaction are fair to the Company. The Company did not enter into any related party transactions during 2014; however, the Bank did enter into certain non-material transactions with related parties, which are more fully set forth in the Company's 2014 Form 10-K.

Additionally, the Company's subsidiary, Heritage Oaks Bank, has had and expects to have banking transactions in the ordinary course of business with many of the directors and executive officers of the Bank (and their associates), on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable loans with persons not related to the Company. During 2014 no loan to any director or executive officer of the Company (or their associates) involved more than normal risk of collectability or presented other unfavorable features. All loans to directors or executive officers would be subject to the limitations prescribed by California Financial Code Section 3370, et seq. and by the Financial Institutions Regulatory and Interest Rate Control Act of 1978.

Board Leadership Structure

It is the role of the Nominating and Governance Committee to annually review, and when appropriate make recommendations to the Board of Directors concerning, board composition, structure, and functions. The Board has deemed it appropriate to have two (2) separate individuals serve as Chairman of the Board and Chief Executive Officer. According to the Company's Bylaws, the Chairman of the Board shall preside at meetings of the Board of Directors and shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him/her by the Board of Directors or prescribed by the Bylaws. The Bylaws further provide that the President of the Company will be the Chief Executive Officer and shall, subject to the oversight of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. As the oversight responsibilities of the Board of Directors have expanded over the years, the Board has determined that it is beneficial to have an independent Chairman with the sole job of leading the Board, while allowing the President/CEO to focus her efforts on the day-to-day management of the Company. The Board believes that it is important to have the President/CEO as a director. The Company aims to foster an appropriate level of separation between these two distinct levels of leadership of the Company. In addition to the Chairman, leadership is also provided through the respective chairs of the Board's various committees.

Board's Role in Risk Oversight

It is a fundamental part of the Board's responsibility to understand the risks the Company faces and the steps management is taking to manage those risks. It is also important that the Board establishes the level of risk that is appropriate for the Company. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk oversight. In particular, the Audit Committee focuses on the oversight of financial risk, including internal controls, and receives an annual report from the Company's outside auditor. The Enterprise Risk & Compliance Committee fulfills its oversight responsibility with respect to compliance and operational risk, by working with the Company's Chief Risk Officer to understand regulatory and legislative issues and the Company's operations and systems. In setting compensation, the Compensation Committee strives to create incentives that do not encourage excessive risk-taking beyond the Company's ability to effectively identify and manage risk. The Bank's Board has a number of committees which serve to oversee risk at the Bank level. The committees ultimately report to the Boards of Directors of both the Bank and the Company.

 PROPOSAL NO. 2
APPROVAL OF 2015 EQUITY INCENTIVE PLAN

The Company is asking shareholders to approve the Company's 2015 Equity Incentive Plan (the "2015 Plan"). The principal purpose of the 2015 Plan is to promote the success of the Company by providing an additional means to attract, motivate, retain and reward employees and directors of the Company and the Bank with stock options, restricted stock and other equity based incentives. The Board believes that the Company's success is due to the high caliber of its employees and that future success depends on its ability to attract and retain high-caliber employees. The Board believes that the Company's ability to grant equity awards is an essential recruiting and retention tool. Equity awards also enhance the link between shareholder and award holder interests. The Board has found equity awards to be an effective means of compensating employees under past equity compensation plans and, therefore, recommends adoption of the 2015 Plan.

The Company's 2005 Equity Based Compensation Plan (the "2005 Plan") has provided the Company a program for granting equity compensation awards to employees and directors over the past ten years. The 2005 Plan expired on March 25, 2015. Therefore, the Company is no longer able to grant equity compensation to the Company's and Bank's employees and directors unless the 2015 Plan is approved by shareholders.

Since the inception of the 2005 Plan in 2005, the Company has experienced significant growth:

	2005	2014

Employees	190	294

Assets	$488 million	$1.7 billion

Shareholders' Equity	$44.8 million	$197.9 million

Market Capitalization	$127.76 million	$284.46 million

The Board believes that approval of the 2015 Plan is critical to attracting and retaining employees in a competitive labor market, which is essential to the Company's long-term growth and success. The Board believes that the proposed 2015 Plan share limit reflects an appropriate balance between providing the Company with the flexibility to continue its equity award program over a multi-year period and shareholder dilution considerations.

To protect shareholder interests from the potential dilutive impact of equity awards, the Company actively manages its program to use its equity plan resources as effectively as possible. The Company intends to limit its average annual "unadjusted burn rate" through 2018 to approximately 1.50% of shares outstanding. For this purpose, the "unadjusted burn rate" for any one particular fiscal year means the total number of shares of the Company's common stock issuable upon exercise or payment, as the case may be, of the equity-based awards granted by the Company in that fiscal year divided by the Company's weighted average total number of shares of common stock issued and outstanding during that particular fiscal year. The burn rate is "unadjusted" because it is determined before giving effect to the two for one share counting for certain equity awards, discussed below. Please see "Dilution Analysis" below for more information regarding the Company's equity awards and "unadjusted burn rates" over the last three fiscal years.

The 2015 Plan was adopted by the Board on December 3, 2014, subject to shareholder approval. By the terms of the 2005 Plan, no further awards may be granted under the 2005 Plan after March 25, 2015, whether or not shareholder approval of the 2015 Plan is obtained.

Description of the 2015 Plan

The principal features of the 2015 Plan are described below. However, this summary is subject to, and qualified in its entirety by, the full text of the 2015 Plan, a copy of which is attached hereto as Appendix "A."

The material aspects of the 2015 Plan are as follows:

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  The 2015 Plan authorizes the granting of:

    Incentive Stock Options ("ISOs");
    Nonstatutory Stock Options ("NSOs");
    Stock Appreciation Rights ("SARs");
    Restricted Stock;
    Restricted Stock Units;
    Performance Shares; and
    Stock-Based Awards.

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  Employees of the Company and the Bank and the Company's and the Bank's directors are eligible to participate in the 2015 Plan.

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  Vesting restrictions on Awards (defined below) may be time based and/or performance based.

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  The maximum number of shares that may be issued under the 2015 Plan with respect to ISOs, NSOs and SARs is 2,500,000 shares; Restricted Stock, Restricted Stock Units and other full-share Awards count against this maximum on a 2 for 1 basis.

Administration

The Compensation Committee of the Board will administer the 2015 Plan. All members of the Compensation Committee are deemed independent under the Nasdaq Stock Market Rules. The Compensation Committee has not granted any awards ("Awards") pursuant to the 2015 Plan and will not grant any Awards until after shareholder approval of the 2015 Plan is obtained.

Amendment and Termination

The Board may amend the 2015 Plan at any time and for any reason, provided that any such amendment will be subject to shareholder approval to the extent required by applicable laws, regulations or stock exchange rules. The Board may terminate the 2015 Plan at any time and for any reason. Unless terminated earlier by the Board, the 2015 Plan will terminate on December 3, 2024. Termination of the 2015 Plan may not adversely affect any Awards then outstanding.

Eligibility

All employees (including executive officers) and directors of the Company and the Bank are eligible to participate in the 2015 Plan. All participants may receive all types of Awards under the Plan, except that ISOs may be granted only to employees (including executive officers and directors who are also employees). The 2015 Plan does not permit any Awards to consultants or contractors. The Compensation Committee determines which persons eligible to participate will receive Awards and the terms of the Awards.

On December 31, 2015, the Company and the Bank had approximately 294 employees (including executive officers and directors who are also employees) who would have been eligible for selection to participate in the 2015 Plan and 11 non-employee directors who would have been eligible to participate in the 2015 Plan.

Maximum Shares Reserved

The maximum number of shares that may be issued pursuant to Awards under the 2015 Plan is 2,500,000. This includes the maximum number of shares that may be granted as ISOs under the 2015 Plan, which also is 2,500,000.

Shares issued with respect to Awards granted under the 2015 Plan other than stock options or SARs are counted against the 2015 Plan's aggregate share limit as two shares for every one share actually issued in connection with the Award. For example, if 100 shares of Restricted Stock are granted under the 2015 Plan, 200 shares will be counted against the 2015 Plan's aggregate share limit for that Award.

The following are other rules for counting shares against the applicable share limits of the 2015 Plan:

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  To the extent that an Award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2015 Plan.

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  To the extent that shares are delivered pursuant to the exercise of a SAR, only the number of shares actually issued will be counted against the applicable share limits.

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  Shares that are subject to Awards that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2015 Plan will again be available for subsequent Awards under the 2015 Plan. Any such shares subject to Awards other than stock options and SARs will become available taking into account the two for one share counting rule, discussed above, for these types of Awards.

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  Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any Award other than a stock option, as well as any shares exchanged by a participant or withheld to satisfy the tax withholding obligations related to any Award other than a stock option, will be available for subsequent Awards under the 2015 Plan.

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  Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of a stock option granted under the 2015 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any stock option, will not be available for subsequent Awards under the 2015 Plan.

Maximum Individual Limits

No Participant may be granted Awards other than stock options and SARs, in each case whether payable in shares or in cash, covering or referencing in the aggregate more than 250,000 shares during any calendar year. No Participant may be granted stock options and SARs that cover or reference an aggregate of more than 250,000 shares during any calendar year, whether the stock appreciate rights are payable in shares or in cash.

Terms of Awards

The Compensation Committee will determine the number of shares, vesting and, where applicable, the expiration date of Awards, but Awards that provide for the right to acquire stock may not remain outstanding more than 10 years after the grant date (not more than 5 years for any ISO granted to an employee owning more than 10% of the Company's stock). Vesting of Awards may be time-based vesting or vesting upon satisfaction of performance goals and/or other conditions.

Awards may generally be exercised only by the person to whom they were granted, and, unless otherwise permitted by the Company, cannot be sold, pledged, assigned or otherwise transferred, except to the Company, or according to the grantee's will or the laws of descent and distribution.

Types of Awards

Stock Options

The Compensation Committee may grant stock options, either ISOs or NSOs, to plan participants. ISOs are subject to certain limitations not applicable to NSOs. The exercise price of all stock options may not be less than 100% of the fair market value of the Company's common stock on the date of grant (110% for any ISO granted to an employee owning more than 10% of the Company's stock). Consistent with applicable laws, regulations and rules, payment of the exercise price of stock options may be made by cash, check, transfer of stock, cashless exercise or net exercise or by any other form of payment approved by the Board. The aggregate fair market value (determined at the date of grant) of the stock subject to all ISOs held by an optionee that vest in any single calendar year cannot exceed $100,000. Dividend equivalent rights may not be granted on stock options under the 2015 Plan.

Stock Appreciation Rights

The Compensation Committee may grant SARs, either in tandem with stock options or freestanding. Upon exercise, the holder receives a specified amount in cash, the Company's common stock or a combination of the two, as determined by the Compensation Committee at the time of grant. Each SAR entitles the holder to receive the excess of the fair market value of a share of our common stock on the exercise date over the fair market value of such share on the date the SAR was awarded. If SARs are granted in tandem with options, they may be exercised only during the time and to the extent that the related options may be exercised, and the number of options held by the optionee is decreased by the number of SARs exercised by the optionee. Dividend equivalent rights may not be granted on SARs under the 2015 Plan.

Restricted Stock

The Compensation Committee may grant Awards of shares of Restricted Stock to plan participants. The Compensation Committee shall determine the consideration to be paid, if any, and the period over which the restrictions shall lapse and the shares vest. The 2015 Plan does not establish a minimum purchase price for shares of Restricted Stock. Unless otherwise provided in the applicable award agreement, an employee receiving Restricted Stock shall be entitled to cash dividends and voting rights for all shares issued even though not vested, provided that such rights shall terminate immediately as to any Restricted Stock which ceases to be eligible for vesting.

Restricted Stock Units

The Compensation Committee may grant Restricted Stock Units to plan participants. Participants are not required to pay any consideration to the Company at the time of grant of a Restricted Stock Unit. The Company may (or may not) provide for dividend equivalents on Restricted Stock Unit granted under the 2015 Plan based on the amount of dividends paid on outstanding shares of the Company's common stock. When the participant satisfies the conditions of the Restricted Stock Unit, the Company may settle the Award (including any related dividend equivalent rights) in shares, cash or any combination of both, as determined by the Compensation Committee at the time of grant.

Performance Shares and Other Stock-Based Awards

The Compensation Committee may grant other types and forms of Awards of the Company's stock or based upon the value of the Company's stock, which may be subject to vesting and/or payment based on the Company's performance and other criteria.

Performance Measures

Vesting and/or exercise of Awards under the 2015 Plan may be made subject to the satisfaction of financial criteria or other performance measures. Such performance conditions may be established and administered in accordance with the requirements of Section 162(m) of the Internal Revenue Code for Awards intended to qualify as "performance-based compensation" thereunder. The Compensation Committee may provide for full or partial credit for the satisfaction of criteria before the end of the period of time specified or before the attainment of the specified goal or under such other circumstances as the Compensation Committee may determine.

The specific performance measures listed in the 2015 Plan that the Compensation Committee may use in granting Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code are the following:

  net sales; gross sales; revenue; net revenue; gross revenue; net income; net income after capital costs, non-interest income compared to net interest income ratio; growth of loans and/or deposits; growth in number of customers, households or assets; cost per dollar loan growth; cost per dollar deposit growth; revenue per personnel; operating expense to budget; cash generation; cash flow; unit volume; market share; cost reduction; costs and expenses (including expense efficiency ratios and other expense measures); strategic plan development and implementation; customer satisfaction; credit quality measures; full-time equivalency control; allowance for loan losses; operating efficiency; loan chargeoffs; loan writedowns; non-performing or impaired loans; return measures (including, but not limited to, return on assets, risk-adjusted return on capital or return on equity); return on net assets; return on actual or proforma assets; return on average assets; return on capital; return on investment; return on working capital; return on net capital employed; working capital; asset turnover; economic value added; total stockholder return; fee income; net income; net income before capital costs; net income before taxes; operating income; operating profit margin; net income margin; net interest margin; capacity utilization; increase in customer base; book value; stock price (including, but not limited to, growth measures and total shareholder return); earnings per share (actual or targeted growth); stock price earnings ratio; margins; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); earnings before interest ("EBI"); or EBITDA, EBIT, EBI or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue.

No Repricing

Without the prior approval of the Company's shareholders, SARs and stock options granted under the 2015 Plan may not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Award.

Transferability of Awards

Awards under the 2015 Plan generally are not transferable by the participant other than by will or the laws of descent and distribution and are generally exercisable, during the participant's lifetime, only by the participant. Any amounts payable or shares issuable pursuant to an Award generally will be paid only to the participant or the participant's estate or representative. The Compensation Committee has discretion, however, to establish written conditions and procedures for the transfer of Awards to other persons.

Termination of Employment

The Compensation Committee will determine the effect of the termination of employment on Awards, depending on the nature of the termination, including the remaining exercise period and the number of shares for which an Award is vested or exercisable at the time of termination or thereafter.

Adjustments and Substitute Awards

The share limits and the number and kind of shares available under the 2015 Plan and the shares subject to any outstanding Awards, as well as the exercise or purchase prices of Awards, and performance goals under performance-based Awards, are subject to adjustment in the event of (1) a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar events that change the number or kind of shares outstanding, and (2) any extraordinary dividends or distributions of stock or property to the Company's shareholders.

The 2015 Plan also provides for the issuance of substitute Awards in the event the Company acquires another entity and the terms of the acquisition provide for the issuance of substitute equity awards for existing equity compensation of the acquired company.

Corporate Transactions

If the Company undergoes a change in control, which includes certain corporate transactions such as a merger, business combination, or other reorganization, or a sale of substantially all of its assets, in each case resulting in a 50% or more change in ownership of the Company or its assets, or a change in a majority of the Board that is not approved by incumbent Board members, then the Board or the Compensation Committee, in its discretion, may provide for the assumption, substitution or other continuation of Awards under the 2015 Plan or for the cash out and cancellation of such Awards. The Board or Committee, in its discretion, also may accelerate the vesting and exercisability of Awards upon such a change in control event.

Clawback of Awards

Awards granted under the 2015 Plan will be subject to any provisions of applicable law providing for the termination, recovery or clawback of incentive compensation, such as provisions imposed pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and banking regulatory requirements.

Specific Benefits

The Company has not approved any Awards that are conditioned on shareholder approval of the 2015 Plan. However, the Company believes stock compensation is an important part of its overall compensation and is critical in recruiting for certain positions. The Company cannot currently determine the benefits or number of shares subject to Awards that may be granted in the future to executive officers and employees (including employee directors) under the 2015 Plan because the Company's equity award grants are discretionary in nature. If the 2015 Plan had been in effect in 2014, the Company expects that its award grants for 2014 would not have been different from those actually made in that year under the 2005 Plan. For information regarding grants of equity awards under the 2005 Plan to the named executive officers during 2014, see the table at "Grant of Plan Based Awards for Period Ending December 31, 2014." For information regarding past award grants under the 2005 Plan, see the "Outstanding Equity Awards at Fiscal Year End December 31, 2015," "Director Compensation," and "Security Ownership of Certain Beneficial Holders and Management".

Aggregate Past Grants under the 2005 Plan

As of March 31, 2015, awards covering 1,811,547 shares of the Company's common stock had been granted under the 2005 Plan. This number of shares includes shares subject to Awards that expired or terminated without having been exercised or paid and became available for new award grants under the 2005 Plan.

Dilution Analysis

The following paragraphs include additional information to help assess the potential dilutive impact of the Company's equity awards and the 2015 Plan.

As of December 31, 2014, the Company had outstanding 33,905,060 shares of common stock, including unvested shares of restricted stock. The 2,500,000 shares requested to be provided under the 2015 Plan in this Proposal No. 2 represent 7.4% of the issued and outstanding shares of the Company.

As of December 31, 2014, a total of 946,678 shares of the Company's common stock were subject to outstanding awards granted under the 2005 Plan. Of the 946,678 shares, 204,121 shares were then represented by outstanding restricted stock awards and 742,557 shares were then subject to outstanding stock options.

The weighted-average number of shares of the Company's common stock issued and outstanding in each of the last three fiscal years is 25,081,462 shares issued and outstanding in 2012; 25,152,054 shares issued and outstanding in 2013; and 31,587,810 shares issued and outstanding in 2014. The total number of shares of the Company's common stock subject to awards that the Company granted under the 2005 Plan over the last three fiscal years is as follows:

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  317,598 shares in 2012 (which was 1.26% of the weighted-average number of shares of the Company's common stock issued and outstanding in 2012);

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  234,232 shares in 2013 (which was 0.93% of the weighted-average number of shares of the Company's common stock issued and outstanding in 2013); and

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  476,011 shares in 2014 (which was 1.51% of the weighted-average number of shares of the Company's common stock issued and outstanding in 2014).

As previously noted, the Compensation Committee anticipates that the 2,500,000 shares requested for the 2015 Plan should provide the Company with flexibility to continue to grant equity Awards under the 2015 Plan through approximately the end of 2018, accommodating anticipated grants relating to the hiring, retention and promotion of employees and providing reasonable flexibility for acquisitions. However, this is only an estimate, in the Company's judgment, based on current circumstances. The total number of shares that are subject to the Company's Award grants in any one year or from year-to-year may change based on any number of variables, including, without limitation, the value of the Company's common stock (since higher stock prices generally require that fewer shares be issued to produce Awards of a given grant date fair value, all else being equal), changes in competitors' compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, the extent to which vesting conditions applicable to equity-based awards are satisfied, the number of shares withheld to satisfy tax withholding obligations in connection with Awards, acquisition activity and the need to grant Awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of Awards the Company grants, and how the Company chooses to balance total compensation between cash and equity-based Awards.

The inclusion of this information in this Proxy Statement should not be regarded as an indication that the assumptions used to determine the number of shares will be predictive of actual future equity grants. These assumptions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics with respect to certain equity-based awards, the extent of option exercise activity, and others described in our Form 10-K for the year ended December 31, 2014.

Federal Income Tax Consequences

The following is a general discussion of the U.S. federal income tax consequences of the various Awards available under the 2015 Plan, based on the U.S. federal income tax laws in effect on the date of this Proxy Statement. The discussion is general in nature only, and is not intended as specific income tax advice on which the Company or any participants may rely. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than U.S. federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisors concerning the tax implications of Awards granted under the 2015 Plan.

Stock Options.    Grants of NSOs and ISOs do not create taxable income at the time of the grant, provided they are granted at the then fair market value of the underlying stock. Optionees will realize ordinary income at the time of exercise of a NSO equal to the difference between the fair market value of the stock on the date of exercise and the exercise price. Optionees will not realize income at the time of exercise of an ISO, except, possibly, for purposes of the alternative minimum tax. If the shares of stock acquired in the exercise of an ISO are retained for a period of at least two years after the option is granted and one year after the option is exercised, any gain upon the subsequent sale of the stock will be taxed as a long-term capital gain. An optionee who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the option is granted or one year after the option is exercised will recognize ordinary income as of the date of disposition equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or

(ii) the difference between the selling price and the exercise price. To the extent ordinary income is recognized by the optionee, the Company may deduct a like amount as compensation.

Stock Appreciation Rights.    Generally, the recipient of a SAR will not recognize taxable income at the time the SAR is granted. If a plan participant receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the participant at the time the cash is received. If a participant receives the appreciation inherent in the SARs in stock, the value of the stock received (based on the spread between the then current market value of the Company's shares and the grant price of the SARs) will be taxed as ordinary income to the participant at the time the stock is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of SARs, the Company will be entitled to a deduction equal to the amount of ordinary income the plan participant is required to recognize as a result of the exercise.

Restricted Stock.    A participant will not recognize taxable income at the time of grant of Restricted Stock (including Stock-Based Awards that involve the issuance of shares upon grant) if such Award is subject to a substantial risk of forfeiture (unless the participant elects to be taxed at the time the Restricted Stock is granted rather than when it becomes vested). Generally, at the time the substantial risk of forfeiture terminates with respect to Restricted Stock, the then fair market value of the stock at such time, less the amount (if any) paid for such shares, will constitute ordinary income to the plan participant. Subject to applicable provisions of the Internal Revenue Code, including Section 162(m) of the Internal Revenue Code discussed below, a federal income tax deduction will be allowable to the Company in an amount equal to the compensation realized by the participant.

Restricted Stock Units.    A participant will not recognize taxable income at the time of grant of Restricted Stock Units, Performance Shares and similar Stock-Based Awards. When Restricted Stock Units, Performance Shares and similar Stock-Based Awards vest, are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount (if any) paid for such Restricted Stock Units, Performance Shares and similar Stock-Based Awards.

Section 162(m) Limits.    Section 162(m) of the Internal Revenue Code and the regulations thereunder contain special rules regarding the federal income tax deductibility of compensation paid to the Company's chief executive officer and to certain of the Company's other executive officers. The general rule is that compensation paid to any of these specified executives is deductible only to the extent that it does not exceed $1,000,000 in any tax year. However, certain compensation is exempt from this $1,000,000 limitation on deductibility if such compensation qualifies as "performance-based compensation." Among the requirements to qualify as performance-based compensation, the compensation must be paid pursuant to a plan for which, among other things, the material terms of the plan have been approved by shareholders. The plan must include a maximum number of shares with respect to which awards may be granted to any one employee during any one tax year. Provided that the 2015 Plan is approved by the Company's shareholders, the Company believes that stock options and SARs granted under the 2015 Plan should be exempt as performance-based under the regulations, and consequently any deduction available to the Company as discussed above would not be limited by Section 162(m) of the Internal Revenue Code. Restricted Stock, Restricted Stock Units, Performance Shares and other Stock-Based Awards would not be exempt from this $1,000,000 limitation on deductibility unless the vesting of such Awards is based on the satisfaction of performance criteria, which have been approved by the Company's shareholders. The performance measures listed above are included in the 2015 Plan and subject to shareholder approval as part of the 2015 Plan so that full share Awards may be made under the 2015 Plan that qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee, in its

discretion, may still grant Awards under the 2015 Plan that do not qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code.

Vote Required

Approval of Proposal No. 2 requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal No. 2 to APPROVE the 2015 Plan and the Performance Measures under the 2015 Plan.

 EXECUTIVE COMPENSATION

Executive Officers

The Board has designated the following officers as executive officers of the Company and/or Heritage Oaks Bank: President and/or Chief Executive Officer, Chief Financial Officer, Chief Credit Officer, Chief Risk Officer, Chief Lending Officer, Senior Operations Officer, Talent Management and Organizational Development Officer, and Chief Bank Counsel. At December 31, 2014, the incumbents to those offices were: Simone F. Lagomarsino, Lonny Robinson, William Schack, Rob Osterbauer, T. Joseph Stronks, Karen Dally, and Greg Gehlmann, respectively. In January 2015, the Board designated Rick Arredondo as President / Chief Banking Officer of the Bank, Simone F. Lagomarsino remained CEO of the Bank, but is no longer President of the Bank, and the Chief Lending Officer position was eliminated. Set forth below is information regarding the executive officers of the Company and/or Heritage Oaks Bank at December 31, 2014 except for Ms. Lagomarsino, who is a director nominee and whose information has been presented above. William Raver, General Counsel of the Company and Heritage Oaks Bank retired effective January 9, 2015.

Lonny D. Robinson, 57, Executive Vice President / Chief Financial Officer, joined the Company in March 2014. Mr. Robinson has more than 30 years of financial services industry experience, most of it at the executive management and Chief Financial Officer level. Prior to joining the Company, he served as Executive Vice President and CFO at Banc of California and Private Bank of California. Prior to this position, Mr. Robinson served as Executive Vice President and Chief Financial Officer at Hanmi Financial Corporation and Center Financial Corporation both in Los Angeles, California.

William Schack, 53, joined the Company as Executive Vice President and Chief Credit Officer on June 4, 2013. Mr. Schack has extensive financial services industry experience. Prior to joining Heritage Oaks Bank, he was the chief credit officer at First California Bank since 2009 and was promoted to executive vice president there in 2011. Mr. Scheck has held various credit management positions at financial institutions in Southern California during his thirty year career.

Rob Osterbauer, 44, President, Agribusiness Division, joined Heritage Oaks Bank as Executive Vice President, Market Area President for San Luis Obispo County in May 2012. In October, 2013, Mr. Osterbauer became Executive Vice President/Chief Lending Officer and assumed responsibility for all commercial and agricultural lending activity for the Bank. Effective January 5, 2015, he became President, Agribusiness Division. Mr. Osterbauer leads the Bank's agricultural lending effort. Prior to joining the Bank, he spent the immediately preceding seven years at Rabobank NA, where he most recently managed the bank's Central Coast agribusiness division. He is a Certified Public Accountant.

Mark D. Holbrook, 51, Executive Vice President / Chief Risk Officer, joined the Company in September 2014. He has over 20 years in financial services experience in governance, enterprise risk management, internal controls and other assurance areas found in banks. Prior to joining the Company, Mr. Holbrook was SVP, Chief Risk Officer from December 2012 to July 2014 at Luther Burbank Corporation, Santa Rosa, California and for its subsidiary bank. Prior to that, from 2001 to 2013, he was employed at Pacific Capital Bancorp, Santa Barbara, California and its subsidiary, Santa Barbara Bank & Trust, N.A. with his last position as SVP, Chief Audit Executive. Mr. Holbrook is a Certified Public Accountant in California and a Certified Risk Management Assurance professional.

T. Joseph Stronks, 46, Executive Vice President / Senior Operations Officer, joined the Bank in October 2007 as SVP / Central Services and eBanking. In March 2010, Mr. Stonks was promoted to Senior Operations Officer and was again promoted in December 2012 earning the title Executive Vice President. As Senior Operations Officer, Mr. Stronks oversees the Services Solutions, Information

Technology and Deposit Operations departments. He has over 20 years of community banking experience and is a certified project manager.

Karen Dally, 61, joined Heritage Oaks Bank in February 2012 as Executive Vice President, Talent Management and Organization Development Officer. Prior to joining the Heritage Oaks Bank team, Ms. Dally held the Senior Vice President of Human Resources and Chief Administrative Officer titles at various banks. Most recently her work experience includes Coast Hills Federal Credit Union, Vineyard Bank, N.A., and Hawthorne Savings. Ms. Dally has over 20 years of experience as a human resource executive, training and administrative professional. She also maintains a human resource certification as an SPHR-CA professional.

COMPENSATION DISCUSSION AND ANALYSIS

This section addresses the compensation programs, philosophy and objectives, of Heritage Oaks Bancorp and its banking subsidiary, Heritage Oaks Bank (collectively, the "Company"), including the process for making compensation decisions, the role of the CEO in the design of such programs, and the Company's 2014 executive compensation components. This section also addresses the factors most relevant to understanding the Company's compensation programs and what they are designed to reward, including the essential elements of compensation, the reasons for determining payment of each element of compensation, and how each compensation element fits into the Company's overall compensation objectives and affects decisions regarding other compensation elements.

Executive Summary

The Compensation Committee of the Board of Directors (the "Committee") establishes and administers the compensation and benefit programs for the "Named Executive Officers", i.e., the persons identified in the Summary Compensation Table below ("NEOs") and other senior executives. The Compensation Committee consists entirely of independent directors. The Compensation Committee carefully establishes the components of the executive compensation programs in light of the goal of attracting and retaining high quality executives and to incent behavior to create shareholder value. The Compensation Committee considers the compensation programs of comparable financial institutions reflected in survey data and periodically engages a compensation consultant to review the compensation programs to ensure that the Company's compensation programs are competitive with market practices.

The Compensation Committee philosophy, practices and policies have been developed over a number of years and have not historically been subject to sweeping, material changes.

Say-on-Pay. Since 2009, the Company has included an advisory vote to approve executive compensation, providing shareholders with an opportunity to communicate their views on the Company's executive compensation program. In 2014, the Company's executive compensation was approved by approximately ninety-two percent (92%) of the voting shareholders. The Compensation Committee considered the results of this vote in setting executive compensation for 2015 and concluded that the strong support of the Company's compensation program clearly indicates that shareholders concur with the Company's alignment of compensation and performance. As previously reported by the Company, a majority of the outstanding shares of the Company voted in favor of holding an advisory vote on executive compensation every three years ("frequency of say-on-pay"). In consideration of this advisory vote, coupled with the Company's belief in open / transparent communications with its shareholders, the Board of Directors decided to include an advisory, non-binding vote on executive compensation in its proxy materials on an annual basis.

2014 Highlights. 2014 was a transformational year for the Company. Acquiring Mission Community Bank, its largest community bank competitor in the San Luis Obispo County market, has strengthened the Bank's position as the largest community bank headquartered on the Central Coast of California, and provides the Bank with an efficient platform for future growth and profitability. Some financial highlights for 2014 include:

  •
  The Company resumed paying quarterly dividends for the first time since 2008.
  •
  Net income was $9.0 million, resulting in earnings per share of $0.27.
  •
  Loans grew 44.2% compared with a year ago to $1.2 billion. The growth was largely driven by the loans acquired through the Mission Community Bank acquisition.
  •
  Total deposits grew 43.2% compared with a year ago to $1.4 billion, resulting primarily from the deposits acquired through the Mission Community Bank acquisition.
  •
  Non-interest bearing demand deposits grew 58.1% to $461.5 million compared to the prior year and represent 33.1% of total deposits.
  •
  Loan credit quality continued to improve with non-performing assets to total assets declining to 0.62% compared with 0.84% a year earlier. Delinquent loans were 0.01% of gross loans at year end.
  •
  Net charge-offs to average loans were 0.10%, up slightly compared with 0.03% a year earlier.
  •
  Regulatory capital ratios at the end of the year remained strong with the Tier 1 Leverage Capital ratio at 10.22% and the Total Risk Based Capital ratio at 14.38%.

Over the past three years, the Company's stock has performed well when compared to a number of industry benchmarks. The following chart compares the cumulative total shareholder return on the Company's common stock over the last three years with the cumulative total return of the Nasdaq Composite Index, the SNL Western Bank Index and two Company-selected groups of peer institutions (assuming the investment of $100 in each index on December 31, 2011 and reinvestment of all dividends). The Heritage Peer Group 1 consists of all publicly traded banks & thrifts in the United States with assets of between $750 million and $4 billion in assets as of 12/31/2014. The Heritage Peer Group 2 consists of all publicly traded banks & thrifts in California with assets of between $750 million and $4 billion at December 31, 2014.

 Total Return Performance

	Period Ending

Index	12/31/11	12/31/12	12/31/13	12/31/14

Heritage Oaks Bancorp	100.00	163.84	211.86	239.59
NASDAQ Composite	100.00	117.75	165.05	189.53
SNL Western Bank	100.00	126.20	177.56	213.09
Heritage Peer Group 1	100.00	119.11	152.51	167.42
Heritage Peer Group 2	100.00	134.68	171.47	190.58

Philosophy

The Company's executive compensation programs are designed to attract and retain high quality executive officers critical to the Company's long-term success. The Company's Board of Directors and management believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals. This approach aligns executives' interests with those of the shareholders by rewarding performance above established goals, with the ultimate goal of improving shareholder value without rewarding excessive risk-taking. This is achieved with long-term equity incentives, which vest over three (3) to five (5) year periods. Each component of total compensation generally was evaluated against standard compensation surveys of institutions similar to the Company in asset size and geography. The Compensation Committee's compensation philosophy is to target base salaries and target total compensation (including annual bonuses, long-term equity incentives, and benefits) between the 50th and 75th percentiles of comparable financial institution survey data. The Company believes paying total compensation between the 50th and 75th percentile for above-average performance is critical for attracting and retaining the qualified executives it needs to achieve its business objectives. Overall, compensation paid to Company executives is believed to be competitive with market practices.

Base salary levels for each NEO and other senior executives are established based on the officer's roles and responsibilities, benchmarked against surveys of comparable financial institutions. Any performance-based incentive bonuses and long-term equity incentives are based on both corporate and/or individual performance objectives. The Compensation Committee may use any type of performance criteria, market comparison, and extraordinary events when making the decision to offer an equity award.

Process for Making Compensation Decisions

Role of the Chief Executive Officer

During the established annual review cycle, the Company's Chief Executive Officer (the "CEO") conducts an annual performance evaluation process for all executives directly reporting to her (including those NEOs that report directly to her). As part of each annual performance evaluation, the CEO considers, among other key factors: i) the executive's performance of job responsibilities and achievement of individual and/or departmental objectives; and ii) management and leadership skills. In addition, the executive's contributions to the Company's overall financial goals are considered.

Based on this evaluation and the review of proxy data and industry compensation survey reports, the CEO determines, for each of the NEOs (other than herself), recommendations for base salary adjustments, including merit increases, and any bonus amounts and presents these to the Compensation Committee for its review. Any NEO's performance-based bonus is determined by reference to the Incentive Compensation Plan, if any, adopted by the Board for the applicable period as well as by the Company's financial performance and individual performance goals. The Compensation Committee reviews the CEO's recommendations and can modify a recommended amount in its discretion. Recommendations by management for the grant of equity awards to NEOs under the Company's equity compensation plan are submitted to the Compensation Committee for approval as appropriate; to assure the Compensation Committee considers all elements of proposed compensation.

Role of the Compensation Committee

The Compensation Committee is responsible for evaluating and overseeing the Company's compensation programs. The Compensation Committee evaluates the Company's financial performance and relative shareholder returns when developing executive compensation philosophy and incentive plans and ensures compensation plans do not reward excessive risk-taking. Generally, the types of compensation and benefits provided to the NEOs are similar to the other executive officers. The Compensation Committee is also responsible for the review and approval of corporate goals and objectives relevant to compensation of the Company's CEO, to evaluate the performance of the CEO in light of the goals and objectives and to determine and approve the CEO's compensation levels based on this evaluation. Additionally, the Compensation Committee reviews compensation levels for members of the Company's executive management team including the CEO's recommendations on any annual bonus and salary increases for the other NEOs.

The Compensation Committee also periodically reviews the compensation levels of the Board of Directors. In its review, the Compensation Committee looks to ensure that the compensation is fair, reasonably competitive and commensurate with the amount of work required both from the individual directors as well as from the Board in the aggregate.

To achieve these goals and objectives, the Compensation Committee expects to maintain compensation plans that create executive and director compensation programs that are set at competitive levels of comparable public financial services institutions with comparable performance.

The Compensation Committee has followed certain fundamental objectives to ensure the effectiveness of the Company's executive compensation strategy. These objectives include the following:

1.
Internal and external fairness. The Compensation Committee recognizes the importance of perceived fairness of compensation practices both internally and externally. The Compensation Committee evaluates the Company's financial performance when reviewing executive compensation plans, taking into consideration such factors as the economic environment and general market conditions as well as the economic impact of the Company's compensation practices.

2.
Performance-based cash incentives. The Company established a cash incentive plan based on the achievement of specific 2014 financial, strategic, and operational goals. With respect to the NEOs, the payment of incentives was contingent on three (3) metrics: net income after taxes, year-end efficiency ratio and retention of Mission Community Bank deposit customers. In addition, individual performance of the NEOs is evaluated to determine whether to increase or decrease a payout.

3.
Shareholder value and long-term incentives. The Compensation Committee believes that the long-term success of the Company and its ability to consistently increase shareholder value is dependent on its ability to attract and retain skilled executives. The Company's compensation strategy encourages equity-based compensation to align the interests of management with the shareholders.

4.
Full disclosure. The Compensation Committee provides full disclosure to the independent members of the Board of Directors of the Company of the compensation practices and issues to ensure that all directors understand the implications of the Compensation Committee's decisions.

The Compensation Committee has reviewed the compensation survey data of comparable financial institutions and considered management's individual efforts for the benefit of the Company, as well as reviewed various subjective measures in determining the adequacy and appropriateness of the compensation of executives. The Compensation Committee takes into account the performance of the executives as well as their longevity with the Company and recognizes that the competition among financial institutions for attracting and retaining executives has become more intense in the past few years. The Compensation Committee takes such market considerations into account to ensure that the Company is providing appropriate long-term equity incentives to enable it to continue to attract new executives and to retain the ones it already employs. General economic conditions and the past practices of the Company are also factors that are considered by the Compensation Committee. The Compensation Committee has established various processes to assist in ensuring that the Company's compensation program is achieving its objectives. Among these are:

Assessment of Company Performance

In establishing total compensation benefits, the Compensation Committee continuously monitors the Company's performance with other comparable financial institutions in the Western United States. This information is used in two ways: First, to gauge generally the overall Company performance relative to peer companies and, second, to gauge the overall Company performance against the Company's own strategic objectives. However, these are not specific performance targets; this subjective view of general Company performance is then utilized as one element in determining overall compensation ranges.

Assessment of Individual Performance

Individual performance has a strong impact on the compensation of all employees, including the CEO and the other executive officers. For the executive officers, the Compensation Committee receives a performance assessment and compensation recommendation from the CEO, other than for herself, and also exercises its judgment based on the Board's interactions with its executive officers. As with the CEO, the performance evaluation of these executives is based on his or her contribution to the Company's performance, and other leadership accomplishments. Incentive payouts are adjusted up or down based on the executive's overall performance evaluations.

Total Compensation Review

The Compensation Committee reviews each executive's base pay, and any incentive bonus compensation annually, and equity incentive awards are reviewed twice each year. Following the 2014 review, the Compensation Committee determined that these elements of compensation were reasonable in the aggregate and for each executive officer.

Compensation Consultants / Peer Group Review / Market Study Comparisons

Due to the increased size of the Company after the Mission Community Bank acquisition, and in preparation for the design of Company compensation plans for 2015, in 2014 the Compensation Committee engaged the firm of Blanchard Consulting Group for the following:

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  Develop a New Peer Group. Develop a peer group of approximately 20 pubic banks similar in size and location to the Company.

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  Executive Total Compensation Review. Conduct a total compensation analysis (salary, cash incentives, long-term incentives, benefits and perquisites) for the top executive positions at the Company using the newly developed peer and industry survey data.

  •
  Director Compensation Review. Review and assess total compensation for the directors compared to the peer group with board structure and committee related fees.

The projects were completed in 2014 and were used by the Compensation Committee as a guide in designing 2015 compensation. Fees billed by Blanchard in 2014 for advice and services provided to the Compensation Committee were $23,048. Blanchard provided no other services to the Company in 2014.

When reviewing compensation components for the CEO and directors, the Compensation Committee considers the compensation practices of similar financial institutions in the Western United States with asset sizes comparable to the Company. In 2012, the Company engaged an outside consultant to gather compensation data from a group of peer banks of similar asset sizes that operated in the Western United States. This 2012 peer group consisted of eighteen (18) publicly traded financial institutions. This group of peers was also used for an internal survey in 2013 to evaluate the compensation of the Company's CEO and CFO, as well as the Bank's Chief Credit Officer. With respect to other NEOs the Compensation Committee used data from industry standard surveys which included banks with assets from $751 million to $3 billion located in California and the Mountain Pacific region. However, following the acquisition of Mission Community Bank and the increased size of the Company, as discussed earlier, the Compensation Committee engaged Blanchard to develop a new peer group.

In addition, in the fall of 2013, the Company retained Meridian Compensation Partners, LLC to evaluate the overall compensation of Simone F. Lagomarsino, the Company's CEO. In conducting its evaluation, Meridian used peer group data and provided its perspective on the broader market, shareholders and the regulatory environment. The Compensation Committee utilized the Meridian report in structuring Ms. Lagomarsino's compensation for 2014. Meridian was paid $6,750 for the services. Meridian performed no other services for the Company in 2014.

Executive Compensation Components

For the fiscal year ended December 31, 2014, the principal components of compensation for the NEOs were: i) base salary, ii) performance-based incentive bonuses, iii) equity awards, and iv) perquisites and other retirement benefits. The Company's policies and practices for each of the principal compensation components are explained in the following paragraphs.

Base Salary

Base salary is established based on market data and is adjusted based on individual performance, updated market data, and experience.

Performance-Based Bonus

Performance-based incentive bonuses for NEOs for 2014 were paid in 2015, and are based on the overall performance of the Company for 2014, modified by individual performance. The Company established an incentive plan based on the achievement of specific 2014 financial, strategic, and operational goals.

Due to the acquisition of Mission Community Bank on February 28, 2014, the Compensation Committee decided to exclude metrics pertaining to peer ranking from the 2014 incentive compensation plan measurement criteria due to the one-time expenses relating to the acquisition. The Compensation Committee believed that removing the peer rankings would help achieve incentives that are neutral to profit variability attributable to merger expenses. Instead the Compensation Committee selected three criteria to evaluate incentive performance in 2014 vs. budget: net income after taxes, year-end efficiency ratio, and retention of Mission Community Bank deposit customers. Each of the criteria was weighted as follows:

  •
  Net Income After Taxes – 70%
  •
  Year-End Efficiency Ratio – 15%
  •
  Retention of Mission Community Bank Customers – 15%

The plan provided for threshold, target and maximum payout levels for each of the above criteria. However, in order to be eligible for any payout under the plan, a minimum net income threshold must have been reached. Based on the Company's performance, total payout was at lower end of the range, with an aggregate payout to all employees of $519,391.

Discretionary Bonus

The Company may award discretionary bonuses to employees, including executive officers, for extraordinary performance by an individual. In 2014 upon recommendation of the CEO, the Compensation Committee and Board approved and paid $104,807 in such bonuses to reward exemplary efforts in integrating the Mission Community Bank merger. Mr. Schack was the only NEO who received a discretionary bonus for 2014. See "Summary Compensation Table." In addition, the Company paid retention bonuses to retain talent after the merger with Mission Community Bank.

Equity Awards

Equity awards are granted to allow executives to share in the growth and prosperity of the Company, to retain executives over the long term and to maintain competitive levels of total compensation. Approvals of grant recommendations are made at regularly scheduled Committee meetings or are awarded within prescribed guidelines at date of hire. All equity awards for executives are reviewed by the Compensation Committee to ensure they are made within pre-authorized limits and the parameters of the 2005 Equity Based Compensation Plan. Typically grants will be made in February and August of each year.

The 2005 Equity Based Compensation Plan allows the Company to offer multiple equity vehicles as incentives, including options, restricted stock, and stock appreciation rights. Executives may be awarded a blend of equity incentives. For 2014, senior executives received Incentive Stock Options except where the total award exceeded $25,000. In those instances, the awards were a combination of 60% restricted stock and 40% incentive stock options.

Award levels were established using guidelines based on the 2012 compensation consultant's study and were validated using industry standard surveys. Awards were then granted upon recommendation by the CEO, considering the executive's level of responsibility and influence on the performance of the Company. Executives are granted stock options and/or restricted stock upon hire and may receive grants bi-annually thereafter, based on performance. The option strike price and restricted stock cost is based on the fair market value on the effective date of the grant.

On March 25, 2015, the 2005 Equity Based Compensation Plan expired and no further awards can be made under the 2005 Equity Based Compensation Plan. See "Proposal No. 2 — Approval of the 2015 Equity Incentive Plan."

Perquisites and Other Benefits

Consistent with the Company's compensation objectives, NEOs are provided perquisites and other benefits that management believes are reasonable and consistent with the Company's overall compensation program and which keep the Company competitive in the marketplace. The Company periodically reviews the level of perquisites and other benefits provided to the NEOs for suitability with the program objectives.

The Company is competitive with market practices by providing medical, dental, vision and life insurance, and a 401(k) employer matching contribution, which was changed on January 1, 2014 to a match of $0.50 per dollar of employee contributions up to the first five percent (5%) of compensation, within applicable limitations. In addition, effective January 1, 2015, the period for the vesting of employer contributions was changed from six years to four years.

The Company formerly offered an Employee Stock Ownership Plan (the "ESOP") under which the Company could make discretionary contributions of shares of common stock to the ESOP. The ESOP was terminated and the assets distributed to ESOP participants as of December 31, 2013.

Salary Continuation Agreements

The Bank entered into Salary Continuation Agreements ("SCA") for certain qualified employees who held a senior vice president or above-level title on or before December 31, 2011. In the past, these agreements were generally part of the Bank's employment offer for selected senior executives, and were not available to any employee hired on or after January 1, 2012. The agreements are non-qualified executive benefit plans that typically provide a post-employment monthly retirement benefit, or payments in the event of death or disability. Benefits vest over ten (10) years after the SCA issuance date and the benefit is paid monthly for fifteen (15) years after the final date of Bank employment. The agreements provide for reduced monthly payments or lump sum benefits in the event of early termination (without cause), disability, or death of the participant. The Bank purchased a Bank Owned Life Insurance policy (BOLI) for each SCA to offset the cost of the benefit. The BOLI is a Bank asset with the executive as the insured and the Bank as the owner and beneficiary. There are only three (3) current employees who participate in this plan and only one NEO (CEO Lagomarsino). The SCAs contain a change in control provision which entitles the participant to full benefits under the plan if employment is terminated within twelve (12) months of a defined change in control event.

Employment Contracts and Change in Control Arrangements

On October 29, 2014, the Company and the Bank entered into an employment agreement with its President and Chief Executive Officer, Simone F. Lagomarsino. The agreement provides that Ms. Lagomarsino shall serve on the Board of Directors of the Company and the Bank. The term of the agreement continues until terminated in accordance with its terms.

Pursuant to the agreement, Ms. Lagomarsino received an initial annual base salary of $425,000 and is eligible to earn an annual cash bonus award of a specified percentage of her base salary, based upon the achievement of annual performance goals established by the Compensation Committee. In addition, Ms. Lagomarsino is entitled to receive certain other benefits that the Bank extends to all of its executive employees, such as life insurance, disability insurance, health, dental, vision and other insurance benefits and 401(k) plan participation. Under the employment agreement, the Company may grant from time to time to Ms. Lagomarsino equity awards under and subject to the terms and conditions of the Company's equity compensation plans. Ms. Lagomarsino is entitled to fringe benefits and perquisites consistent with the practices of the Bank and the use of an automobile, and a gym or personal trainer in an amount not to exceed $500.00 per month.

In the event the employment of Ms. Lagomarsino is terminated by the Bank for "Cause", Ms. Lagomarsino is entitled to base salary earned, accrued vacation, unpaid annual bonus with respect to any completed calendar year immediately preceding the termination date, such employee benefits including equity compensation and deferred compensation, if any, as to which she may be entitled under the Bank's employee benefit plans as of the termination date, and unreimbursed business expenses, each through the date of termination (the "Accrued Amounts").

In addition to what Ms. Lagomarsino is entitled to in the event of termination for "Cause", if she is terminated without "Cause" or she terminates her employment for "Good Reason", Ms. Lagomarsino will receive: (i) equal installment payments over a one-year period payable in accordance with the Bank's normal payroll practices, which are in the aggregate equal to her annual base salary for the year in which the termination date occurs, (ii) a lump sum payment equal to the product of the annual bonus, if any, that she earned for the calendar year prior to the one in which the termination date occurs and a fraction, the numerator of which is the number of days she was employed by the Bank during the year of termination and the denominator of which is the number of days in such year (the "Pro Rata Bonus"), and (iii) if she timely and properly elects continuation coverage under COBRA, the Bank shall reimburse her for the difference between the monthly COBRA premium paid by her for herself and her dependents and the monthly premium amount paid by similarly situated active executives, and she shall be eligible to receive such reimbursement until the earliest of the twelve-month anniversary of the termination date, the date she is no longer eligible to receive COBRA continuation coverage, and the date on which she becomes eligible to receive substantially similar coverage from another employer (the "COBRA Benefits"). The treatment of any outstanding equity awards shall be determined in accordance with the terms of the 2005 Equity Based Compensation Plan or such other plan that the Company is then regularly granting equity awards to its executive officers, and the applicable award agreements.

If Ms. Lagomarsino's employment is terminated on account of "Disability" or death, she (or her estate as the case may be) will receive the Accrued Amounts, and the Pro Rata Bonus in a lump sum.

If Ms. Lagomarsino terminates her employment for "Good Reason" or her employment is terminated without "Cause" within twelve (12) months following a "Change in Control", in addition to the Accrued Amounts, a lump sum equal to the Pro Rata Bonus and the COBRA Benefits, she shall be entitled to receive: (i) a lump sum payment equal to one (1) times the sum of her annual base salary and annual bonus for the year previous to the year in which the termination date occurs (or if greater, the year immediately preceding the year in which the Change in Control occurs), and (ii) equal installment payments over a two-year period payable in accordance with the Bank's normal payroll practices, which are in the aggregate equal to two (2) times the sum of her annual base salary and annual bonus for the year previous to the year in which the termination date occurs (or if greater, the year immediately preceding the year in which the Change in Control occurs). The treatment of any outstanding equity awards shall be determined in accordance with the terms of the 2005 Equity Based Compensation Plan or such other plan that the Company is then regularly granting equity awards to its executive officers, and the applicable award agreements.

As a condition to the receipt of any of the foregoing post-termination payments and benefits (except in the case of termination of employment due to death), Ms. Lagomarsino is required to provide the Company and the Bank with a general release from any and all claims, known and unknown, that Ms. Lagomarsino may have against the Company and/or the Bank.

The employment agreement contains standard confidentiality and other business protection covenants, including covenants not to solicit or disparage. Generally speaking, Ms. Lagomarsino agrees not to induce any employees to leave or otherwise interfere with or disrupt the relationships between the Bank and its employees, or divert or attempt to divert from the Bank any of its customers, during the term of her employment and for a period of one year following her separation from the Bank. The employment agreement also contains a standard indemnification provision.

In 2014, the Bank entered into an Executive Salary Protection Agreements with Lonny Robinson, EVP & Chief Financial Officer and William Schack, Executive Vice President/Chief Credit Officer. The terms of the agreements with Messrs. Robinson and Schack are similar. The agreement entitle the executives, upon the satisfaction of certain standard conditions (e.g., execution of a Waiver and Release, and complying with certain restrictive covenants relating to the non-solicitation of employees and customers and non-disparagement of the Company and the Bank), to be paid a lump sum equal to the sum of: (i) 150% of his annual salary at the rate in effect immediately prior to the triggering event; and (ii) his cash bonus, if any, earned for the calendar year ended immediately prior to the occurrence of the triggering event. The executives also are entitled to reimbursement for COBRA premiums, if applicable, for up to twelve months following the occurrence of the triggering event. The agreement is a "double trigger" change in control agreement, which is triggered if (1) the executive's position with the Company or the Bank is "terminated" as defined in the Agreement, and (2) such termination occurs within three months prior to, or within twelve months following, a "change in control" event as defined in the Agreement. "Termination" as defined in the Agreement includes (a) termination without "Cause" as defined in the Agreement, (b) a reduction by more than fifteen percent in base salary or annual bonus opportunity, (c) a relocation of the executive's principal place of employment by more than thirty-five miles, (d) removal from their appointed position (Chief Financial Officer and Chief

Credit Officer, respectively), (e) a material adverse change in the executive's assigned duties, or (f) the failure of a successor to assume and agree to perform the agreement.

With respect to the other NEOs, in 2014, the Bank entered into a Salary Protection Agreement with Robert Osterbauer, President / Agribusiness Division. Mr. Osterbauer's agreement entitles him, upon the satisfaction of certain standard conditions (e.g., execution of a Waiver and Release, and complying with certain restrictive covenants relating to the non-solicitation of employees and customers and non-disparagement of the Company and the Bank), to be paid a lump sum equal to the sum of 50% of his annual salary at the rate in effect immediately prior to the triggering event. The agreement is a "double trigger" change in control agreement, which is triggered if (1) Mr. Osterbauer' s position with the Company or the Bank is "terminated" as defined in the agreement, and (2) such termination occurs within three months prior to, or within twelve months following, a "change in control" event as defined in the agreement. "Termination" as defined in the agreement includes (a) termination without "Cause" as defined in the agreement, (b) a reduction by more than fifteen percent in base salary or annual bonus opportunity, (c) a relocation of Mr. Osterbauer's principal place of employment by more than thirty-five miles, and (d) the failure of a successor to assume and agree to perform the agreement.

Compensation Risk Assessment

Even though the Company repaid its TARP CPP obligation in July, 2013 and, as of December 31, 2013 was no longer subject to TARP restrictions, it continues to assess compensation risk and consider the Federal Reserve's guidance regarding the application of safety and soundness standards to incentive compensation policies. In determining the level of risk arising from the Company's compensation policies and practices, a thorough review and risk assessment evaluation was conducted in January 2014 and December 2014 with the Chief Risk Officer and General Counsel. The Compensation Committee reviewed the Company's compensation plans for all employees as well as the overall compensation. The Compensation Committee evaluated the form and mix of compensation, controls and processes, and the Company's business strategies.

The Compensation Committee reviewed changes to compensation plans of NEOs and compensation plans for all other employees with the Chief Risk Officer of the Bank. The following is the overall risk assessment of compensation plans:

Senior Executive Officers' Plans. The NEOs' plans were reviewed for features that may create incentives for unnecessary risk-taking. Each component of the NEO plan was reviewed.

Base Salaries. The Base Salary component is tied to competitive market rates and salaries are targeted at the 50th to 75th percentile of compensation from the survey data of comparable institutions. Controls for the CEO's base salary rates include requiring recommendations by the Compensation Committee and approval by the Board of Directors. In addition, the Compensation Committee reviews the CEO's pay level recommendations and performance reviews for the remaining executives. Additionally, as discussed above, the Compensation Committee engaged an independent outside consultant in the fourth quarter of 2013 to specifically analyze the CEO's compensation package. No features were identified that could promote unnecessary and/or excessive risk taking.

Incentive Compensation. The Compensation Committee approved the 2014 Incentive Compensation Plan designed to keep the Bank's compensation competitive, consistent with a pay-for-performance philosophy. Under the Plan, payments were tied to the achievement of three bank-wide metrics that are not subject to manipulation, modified by individual performance. The Compensation Committee reviewed Bank performance prior to recommending payment under the Plan to the Board of Directors. The retail and commercial lending plans include a 25% holdback for credit quality, compliance and audit results, which are assessed annually. The holdback is paid annually only if these quality goals are achieved, thus allowing total performance to be measured over longer periods. The remainder of the bonuses are calculated and paid quarterly and semi-annually, respectively

Long-Term Equity Compensation. The Compensation Committee approved certain awards of equity to NEOs and other officers in 2014, including equity awards to Messrs. Robinson and Castle when they were hired. Historically, the 2005 Equity Based Compensation Plan and 2014 equity awards made pursuant to that plan were not based on performance goals that incent executives to take unnecessary and excessive risks that could threaten the value of the Bank. They have time-based vesting to encourage executives to make decisions in the long-term interests of the Bank. In 2014, 50% of CEO Lagomarsino's restricted stock grant in 2014 was subject to performance based goals.

Salary Continuation Agreements. The Bank previously offered SCAs to certain executives who continue to have such arrangements. The Bank, did not offer SCAs to officers hired in 2014 and does not currently plan to do so in the future. The features of the SCAs include time vesting over long periods and accumulation of value for retention purposes. No features were identified that incent or reward employees to make decisions that result in short-term or temporary increases in earnings, and that ultimately may not result in an increase in the long-term value of the Company or its shareholders.

Employee Compensation Plans. The employee compensation plans were reviewed for features that could encourage the manipulation of reported earnings of the Company to enhance the compensation of an employee. The Base Pay component is tied to external and internal competitive rate structures. Controls that limit unnecessary risks include management approval of individual changes, a budget review process, a market comparison process, and guidelines for employee placement and advancement in the ranges, as well as a uniform performance review structure. The sales component pertains to retail and commercial branch personnel, ties awards to deposit gathering and bank product sales and is transaction based. Employees do not have the ability to manipulate results so as to influence the amount of payout that they would be entitled to receive. Thus, adequate controls are in place to insure that transaction manipulation does not take place. Total compensation paid as part of the incentive plan (separate from the mortgage department commissions) was less than one percent (1%) of the Bank's compensation expense. Some employees were eligible to earn bonuses under the 2014 Incentive Compensation Plan. Employees had goals tied to a variety of Bank-wide metrics, as discussed above, and the Compensation Committee reviewed Bank performance prior to recommending payment under the plan to the Board of Directors.

The Mortgage Pay Structure is a production commission based on and paid out after loans complete the underwriting and approval process and are funded. Employees do not have the ability to manipulate loan approval or funding so as to influence the amount of production commission that they would be entitled to receive. Loans are underwritten and approved by separate staff members who are not on a production commission pay structure. Commission payment calculation is separately performed by the Accounting Department to prevent manipulation of commission calculation.

Claw Backs. The Company maintains an Executive Incentive Compensation Recovery Policy whereby the Company will require reimbursement of any incentive payment or long-term equity award to an executive officer where:

  •
  The payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the SEC;
  •
  The Audit Committee determines the executive engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and
  •
  A lower payment would have been made to the executive based upon the restated financial results.

In such instances, the Company will, to the extent practicable, seek to recover from the individual executive the amount by which the individual executive's incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

The Compensation Committee has concluded that the Company's compensation arrangements do not encourage employees to take unnecessary or excessive risks.

Hedging or Pledging. The Company considers it improper and inappropriate for executive officers and directors to engage in short-term or speculative transactions in the Company's securities. It therefore is the Company's policy that such individuals may not engage in hedging or pledging transactions, unless otherwise in compliance with the pre-clearance and approval requirements as set forth in the Company's Insider Trading policy.

Compensation Committee Interlocks and Insider Participation

The Company has no compensation committee interlocks. In addition, no member of the Compensation Committee has served as one of our officers or employees.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement. Based on our Committee review of and the discussions with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Submitted by the Compensation Committee of the Board:

Alexander F. Simas, Committee Chairman
Michael J. Behrman
Delores T. Lacey
Michael J. Morris
Daniel J. O'Hare
Michael E. Pfau

 Summary Compensation Table

The following table sets forth summary compensation information for the president and chief executive officer, chief financial officer and each of the other three (3) most highly compensated NEOs as of the end of the last fiscal year.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-equity Incentive Plan Compensation ($) (5)	Change in Pension value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($) (8)

Simone F. Lagomarsino Chief Executive	2014	425,000	—	324,987	324,981	125,000	57,875	30,779	1,288,622
Officer/President of the Company	2013	400,000	—	—	—	100,000	55,332	9,179	564,511
and Bank	2012	400,000	—	—	—		52,902	11,346	464,248

Lonny Robinson	2014	191,346	—	99,997	39,998	—	—	38,449	369,790
Executive Vice President/Chief Financial Officer

Mark Olson Executive Vice	2014	32,806	—	—	—	—	—	2,070	34,876
President/Chief Financial Officer	2013	242,468	—	150,000	60,000	—	—	63,300	515,768

Jason Castle	2014	162,373	7,500	59,999	73,990	12,888	—	38,608	355,358
Senior Vice President/Chief Accounting Officer

William Schack Executive Vice	2014	228,800	22,880	26,397	37,598	20,000	—	11,739	347,414
President/Chief Credit Officer	2013	122,551	—	75,000	30,000	46,650	—	3,895	278,096

Robert Osterbauer Executive Vice	2014	228,800	—	19,832	13,220	23,065	—	21,147	306,064
President/Chief Lending Officer	2013	220,327	4,000	21,000	14,000	45,728	—	15,350	320,405
	2012	144,160	16,000	150,000	50,001	9,034	—	48,831	418,026

  (1)
  Amounts shown include cash compensation received as well as amounts earned but deferred at the election of those officers under the 401(k) Plan.
  (2)
  Bonus amounts are shown in the year paid. In 2014, Mr. Schack received a bonus for his contribution to the successful Mission Community Bank merger. In 2014, Mr. Castle received a bonus for his efforts during the CFO transition.
  (3)
  For the awards of stock, the dollar amount represents the grant date fair value computed in accordance with FASB ASC Topic 718 with respect to awards granted in the 2014, 2013 and 2012 fiscal years.
  (4)
  Amounts shown reflect the fair value of stock options granted for the 2014, 2013 and 2012 fiscal years pursuant to FASB ASC Topic 718.
  (5)
  Non-equity incentive plan compensation is shown in the year earned. Payouts under the plan are made in the year following the achievement of the performance metrics. An employee must be employed on the date of payout to be entitled to payout under the plan. Ms. Lagomarsino did not participate in the incentive compensate plan in 2013 while the Company was subject to TARP restrictions. Based on her achievement of goals in the 4th quarter of 2013 in the areas of financial metrics, leadership of the Company and relations with external parties such as investors, customers and regulators, the Compensation Committee awarded Ms. Lagomarsino $100,000 under the incentive compensation plan. The incentive compensation was paid in 2014.
  (6)
  Amounts shown are the annual accrual dollar amounts under Ms. Lagomarsino's salary continuation agreement. This rate is determined annually based on the discount rate policy and pursuant to Financial Institutions Letter 16-2004.

  (7)
  All other compensation for the year that could not properly be reported in any other column. The specific elements are discussed below. The "Other" category in the table below includes:

  For Ms. Lagomarsino amounts in 2014 include $5,315 in restricted stock dividends, automobile usage valued at $8,418, refund of $12,816 vacation with non-refundable costs due to matters needing attention at the company, and $4,228 in 401(k) Company matched contributions. Amounts in 2013 include automobile usage valued at $5,070, $3,825 in 401(k) Company matched contributions, and an ESOP payout of $283. Amounts in 2012 include automobile usage valued at $5,766, $750 in employer Health Savings Account contributions, and $4,830 in 401(k) Company matched contributions.

  For Mr. Robinson amounts in 2014 include a sign on bonus of $25,000, $1,088 in restricted stock dividends, automobile allowance of $9,185, $3,126 in 401(k) Company matched contributions, and a $50 gift card.

  For Mr. Olson amounts in 2014 include automobile allowance valued at $1,250 and $820 in 401(k) Company matched contributions. Amounts in 2013 include a $50,000 relocation/sign-on bonus, a $12,000 automobile allowance, a $50 gift card, and $1,250 in 401(k) Company matched contributions.

  For Mr. Castle amounts in 2014 include a sign on bonus of $30,000, $627 in restricted stock dividends, an automobile allowance of $3,436, $3,630 in 401(k) Company matched contributions, $625 Health Savings Account contributions, $240 gym membership, and a $50 gift card.

  For Mr. Schack in 2014 includes $1,248 in restricted stock dividends, an automobile allowance of $6,000, $4,441 in 401(k) Company matched contributions, and a $50 gift card. Amounts in 2013 include $3,350 automobile allowance, $495 in 401(k) Company matched contributions, and a $50 gift card.

  For Mr. Osterbauer amounts in 2014 include $2,773 in restricted stock dividends, an automobile allowance of $12,000, $5,574 in 401(k) Company matched contributions, $750 Health Savings Account contributions, and a $50 gift card. Amounts in 2013 include a $12,000 automobile allowance, $2,550 in 401(k) Company matched contributions, $750 Health Saving Account contributions, and a $50 gift card. Amounts in 2012 include a $40,000 sign-on bonus, an $8,047 automobile allowance, $484 in 401(k) Company matched contributions, $250 Health Saving Account contributions, and a $50 gift card.

Securities Authorized for Issuance under Equity Compensation Plans

On May 26, 2005, the Company adopted the 2005 Equity Based Compensation Plan pursuant to which directors, officers and other Bank or Bank subsidiary employees may be granted equity based awards. Equity-based awards allowed by this plan include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Share Awards, or any combination thereof. Some equity-based awards in 2014 were made when the executive was hired. All other awards in 2014 were made pursuant to periodic reviews of the senior executives and are reflected for the NEOs in the tables herein.

The 2005 Equity Based Compensation Plan provides the structure for equity awards. Typically, equity based awards are provided to align employees' performance with shareholder interests, are granted bi-annually, and will vest over a three (3) to five (5) year period. The Compensation Committee may review any type of performance criteria, market comparison, and extraordinary events when making the decision to offer an equity-based award.

The Company's Form 10-K for 2014 summarizes information as of December 31, 2014, with respect to the equity compensation plan. On March 25, 2015, the 2005 Equity Based Compensation Plan expired and no further awards can be made under the plan. See "Proposal No. 2 — Approval of the 2015 Equity Incentive Plan."

Grants of Plan-Based Awards for period ending December 31, 2014

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of option	Grant Date Fair Value of Stock

Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	units (#)	Options (#)	Awards ($/Sh)(2)	and Option Awards

Simone F. Lagomarsino		STIP Payments(3)	112,500	202,500	270,000	-	-	-	-	-	-	-
CEO/President of the	2/1/14	RSA(4)	-	-	-	-	-	-	21,241	-	-	162,494
Company and Bank	2/1/14	Perf-Based RSA(5)	-	-	-	-	7,080	-	21,241	-	-	162,494
	2/1/14	ISO(6)	-	-	-	-	-	-	-	25,208	7.65	100,000
	2/1/14	NQO(6)	-	-	-	-	-	-	-	56,713	7.65	224,981

Lonny Robinson		STIP Payments(3)	50,000	80,000	105,000	-	-	-	-	-	-	-
EVP/Chief Financial	5/1/14	RSA(7)	-	-	-	-	-	-	13,605	-	-	99,997
Officer	5/1/14	ISO(8)	-	-	-	-	-	-	-	11,201	7.35	39,998

Jason Castle		STIP Payments(3)	14,256	26,730	35,639	-	-	-	-	-	-	-
SVP/Chief	2/1/14	RSA(9)	-	-	-	-	-	-	7,843	-	-	59,999
Accounting	2/1/14	ISO(10)	-	-	-	-	-	-	-	10,082	7.65	39,995
Officer	3/1/14	ISO(11)	-	-	-	-	-	-	-	2,490	7.75	9,996
	9/2/14	ISO(12)	-	-	-	-	-	-	-	10,037	7.01	23,998

William Schack		STIP Payments(3)	47,362	75,779	99,459	-	-	-	-	-	-	-
Executive Vice	3/1/14	RSA(13)	-	-	-	-	-	-	3,406	-	-	26,397
President/Chief	3/1/14	ISO(11)	-	-	-	-	-	-	-	4,384	7.75	17,600
Credit Officer	9/2/14	ISO(12)	-	-	-	-	-	-	-	8,364	7.01	19,998

Robert Osterbauer		STIP Payments(3)	29,508	49,937	68,096	-	-	-	-	-	-	-
EVP/Chief	3/1/14	RSA(13)	-	-	-	-	-	-	2,559	-	-	19,832
Lending Officer	3/1/14	ISO(11)	-	-	-	-	-	-	-	3,293	7.75	13,220

Black-Scholes Assumptions(14)

Grant Date	Risk-free rate of return	Dividend Yield	Volatility	Expected Life

2/1/2014	1.76%	0.00%	54.04%	6

3/1/2014	1.77%	0.00%	53.94%	6

5/1/2014	1.94%	0.00%	49.31%	6

9/2/2013	1.69%	1.71%	43.34%	5

(1)
Each of the NEOs participated in the 2014 Short-Term Incentive Compensation Plan ("STIP"). The award opportunities presented in the table are based on percentages of salary and threshold, target and maximum levels of corporate performance. Awards are subject to adjustment for individual performance. Actual awards earned for 2014 are reported in the Summary Compensation Table under the column headed "Non-Equity Incentive Compensation."
(2)
The option exercise price represents the fair market value of the Company's common stock at the close of the market on the date of grant.
(3)
STIP estimates assume minimum thresholds are met and executive is not otherwise disqualified due to individual performance evaluation scores. Failure to achieve both criteria will result in a zero payout under the plan.
(4)
Represents the grant date fair value of $7.65 as of February 1, 2014. Shares vest 33.33% a year over a three year period beginning February 1, 2014.
(5)
Represents the grant date fair value of $7.65 as of February 1, 2014. The performance-based restricted stock vests 33.33% a year over a three year period beginning February 1, 2015, contingent upon Ms. Lagomarsino achieving certain performance based goals. If she does not meet certain performance goals, the shares for that vesting period will not vest.
(6)
Options vest equally 33.33% a year beginning February 1, 2014.
(7)
Represents the grant date fair value of $7.35 as of May 1, 2014. Shares vest equally 33.33% over a 5 year vesting schedule beginning at year 3 (May 1, 2017).
(8)
Options vest equally 33.33% over a 5 year vesting schedule beginning at year 3 (May 1, 2017).
(9)
Represents the grant date fair value of $7.65 as of February 1, 2014. Shares vest equally 20% a year beginning February 1, 2015.
(10)
Options vest equally 20% a year beginning February 1, 2015.
(11)
Options vest equally 25% a year beginning March 3, 2015.
(12)
Options vest equally 25% a year beginning September 2, 2015.
(13)
Represents the grant date fair value of $7.75 as of March 3, 2014. Shares vest equally 25% a year beginning March 3, 2015.
(14)
The Black Scholes pricing model was used to derive the fair value of the option awards. The assumptions used in valuing the grants in 2014 are presented in the above table.

Outstanding Equity Awards at Fiscal Year End December 31, 2014

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Simone F. Lagomarsino Chief Executive Officer/President of the Company and Chief Executive Officer of the Bank	27,307	54,614	-	7.65	2/1/2024	21,241	178,212	21,241	178,212

Lonny Robinson Executive Vice President/Chief Financial Officer	-	11,201	-	7.35	5/1/2024	13,605	114,146	-	-

Mark Olson Executive Vice President/Chief Financial Officer	-	-	-	-	-	-	-	-	-

Jason Castle	-	10,037	-	7.01	9/2/2024	7,843	65,803	-	-
Senior Vice President/	-	10,082	-	7.65	2/1/2024	-	-	-	-
Chief Accounting Officer	-	2,490	-	7.75	3/1/2024	-	-	-	-

William Schack	3,084	6,168	-	6.15	7/1/2023	12,195	102,316	-	-
Executive Vice President/	-	4,384	-	7.75	3/1/2024	3,406	28,576	-	-
Chief Credit Officer	-	8,364	-	7.01	9/2/2024	-	-	-	-

Robert Osterbauer	-	18,847	-	5.00	5/1/2022	30,000	251,700	-	-
Executive Vice President/President	994	2,985	-	6.65	8/1/2023	2,105	17,661	-	-
Agribusiness Division	-	3,293	-	7.75	3/1/2024	2,559	21,471	-	-

(1)
Performance-based shares granted to Ms. Lagomarsino are subject to the Company meeting certain performance criteria. If performance measures are not met, no shares will vest.

Option Exercises and Stock Vested

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)

Simone F. Lagomarsino
Chief Executive Officer/ President of	-	-	63,898	$447,286
the Company and Bank

Robert Osterbauer
Executive Vice President/ Chief	-	-	1,052	$7,322
Lending Officer

(1)
The value realized on exercise is the difference between the closing price of the Company's Common Stock on the date of exercise and the exercise price of the options multiplied by the number of shares acquired on exercise.
(2)
The value realized on vesting is the closing price of the Company's Common Stock on the date of vesting multiplied by the number of shares vested.

 Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)	Vested Percentage (1)	Benefit

Simone F. Lagomarsino CEO/President of the Company and President of the Bank	Heritage Oaks Salary Continuation Agreement	3	$174,721	-	30%	$100,000

(1)
The benefit begins accruing at the effective date of the agreement and vests ten percent (10%) per year for up to ten (10) years.

Potential Payments upon Termination or Change in Control

The table below summarizes the potential change-in-control benefits that would become payable to each of our NEOs as of December 31, 2014 as provided under the NEOs' Employment Agreements (Ms. Lagomarsino) or Salary Continuation Agreements (with respect to Messrs. Robinson, Schack and Osterbauer) as described in more detail in the CD&A. See also "Employment Contracts and Change in Control Arrangements."

Executive	Cash Amount Payable(1)

Simone F. Lagomarsino CEO/President of the Company and CEO of the Bank	$1,575,000	(2)

Lonny Robinson EVP/Chief Financial Officer	$375,000	(3)

William Schack EVP/Chief Credit Officer	$406,320	(3)

Robert Osterbauer President/Agribusiness Division	$125,533	(4)

All Other Officers (7 persons)	$554,559	(4)(5)

Total	$3,036,412	(6)

(1)
Assumes change in control and/or termination for good reason takes place on January 1, 2015. Does not reflect acceleration of options or restricted stock.
(2)
Three times base salary and three times cash bonus earned in previous year. Does not include COBRA Benefits or payments under the SCA. In the event executive terminates for good reason without a change in control, she would be entitled to $525,000 (1x base salary + 1x bonus earned in previous year). Does not include COBRA Benefits or payments under the SCA.
(3)
1.5 times base salary and 1.5 times cash bonus earned in previous year (for Mr. Robinson, no bonus was paid in 2014). Does not include COBRA Benefits. Payout is the same in the event the executive terminates for good reason without a change in control.
(4)
0.5 times base salary. Payout only if a change in control and termination for good reason.
(5)
Assumes all executive agreements were in place at December 31, 2014.
(6)
Total represents approximately 12.93% of salaries and employee benefits for the year ended December 31, 2014.

Payments for Voluntary Termination by NEO, Termination for Cause

In the event of an NEO's voluntary termination of the agreement (other than as specifically set forth in the agreement—good reason as discussed in the table above) or termination for cause, the NEO is not entitled to any special benefits under their respective employment agreements or any stock awards. All such benefits are void.

Payments upon Death or Disability

There are no additional benefits or payments due to disability of a NEO, other than under the existing disability policies of the Company that apply to all employees.

There is currently no acceleration of restricted stock or options in the event of death or disability.

Employee Stock Ownership Plan and 401(k) Plan

An employee is automatically enrolled and becomes a participant in the 401(k) Plan as of the first day of the quarter following ninety (90) days of employment. A participant may elect to defer a portion of his/her salary, not to exceed limitations set by the IRS, into the 401(k) Plan. Distributions from the 401(k) Plan are not permitted before age fifty-nine and one-half (59 1/2) except in the event of death, disability, termination of employment or IRS permitted hardships. As determined by the Board of Directors, the Company may make discretionary matching contributions to the 401(k) Plan. In 2014 and 2013 the Company made matching contributions of $276,095 and $104,797, respectively.

When the ESOP was active, an employee became a participant in the ESOP on January 1 of the year following the date on which he/she attained age twenty-one (21), completed twelve (12) consecutive months of service and worked a minimum of one thousand (1,000) hours. A participant had a non-forfeitable right to one hundred percent (100%) of his/her ESOP account balance upon disability or on his/her normal retirement date or completion of at least six (6) years of service, whichever was later. Distributions from the plan are not permitted before age fifty-nine and one-half (59 1/2) except in the event of death, disability, termination of employment or IRS permitted diversification. The Company made no contributions in 2013 or in 2012 to the ESOP. In February 2013, the Board of Directors voted to suspend the ESOP and made no further contributions, and later voted to terminate the Plan and distribute the Plan assets to the participants. This was accomplished as of December 31, 2013.

SECURITY OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

As of March 31, 2015, no individual known to the Company owned more than five percent (5%) of the outstanding shares of its Common Stock, except as described below. The following table reflects the

Common Stock outstanding at March 31, 2015, and does not include any Common Stock issuable by the conversion of Series C Preferred stock issued by the Company on March 12, 2010.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Carpenter Fund Manager, GP, LLC 5 Park Plaza Irvine, CA 92614	5,876,607[1]	17.31%

Patriot Financial Partners, L.P. 2929 Arch Street, 27th Floor Philadelphia, PA 19104	3,715,811[2]	10.94%

Castle Creek Capital, LLC 6051 El Tordo Rancho Santa Fe, CA 92067	3,323,941[3]	9.79%

Basswood Capital Management 645 Madison Avenue, 10th Floor New York, NY 10022	2,421,451[4]	7.13%

Manulife Financial Corp. 197 Clarendon Street Boston, MA 02116	1,724,425[5]	5.08%

(1)
Carpenter Fund Manager GP, LLC ("Fund Manager") is the general partner of each of Carpenter Community BancFund, LP; Carpenter Community BancFund-A, LP; and Carpenter Community BancFund-CA, L.P (the "Carpenter Funds").
(2)
Patriot Financial Partners, GP, LP ("Patriot GP") is a general partner of each of Patriot Financial Partners, LP and Patriot Financial Partners Parallel, LP (together, the "Funds") and Patriot Financial Partners, GP, LLC ("Patriot LLC") is a general partner of Patriot GP. In addition, each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch are general partners of the Funds and Patriot GP and members of Patriot LLC. Accordingly, securities owned by the Funds may be regarded as being beneficially owned by Patriot GP, Patriot LLC and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch.
(3)
This information is based on a Schedule 13G/A filed with the SEC on January 22, 2015. Castle Creek Capital Partners IV, LP's sole general partner is Castle Creek Capital IV LLC. John M. Eggemeyer III is a managing principal of Castle Creek Capital IV LLC. Each of Castle Creek Capital IV LLC and Mr. Eggemeyer has voting and dispositive power and may be deemed to beneficially own these shares.
(4)
This information is based on a Schedule 13G filed with the SEC on February 17, 2015.
(5)
This information is based on a Schedule 13G filed with the SEC February 12, 2015. Through its parent-subsidiary relationship to Manulife Asset Management (US) LLC, Manulife Financial Corporation may be deemed to have beneficial ownership of these same shares.

The following table sets forth, as of the Record Date, the number of shares of the Company's common stock which may be deemed to be beneficially owned by (i) each of the directors and nominees, (ii) each Named Executive Officer, and (iii) all directors and executive officers as a group, and the percentage of the outstanding common stock beneficially owned by such persons. Please see Footnotes referenced on next page.

Name of Beneficial Owner	Names and Offices Held with Heritage Oaks Bancorp	Common Shares Beneficially Owned (1)	Shares Issuable Upon Exercise of Options (2)	Percentage of Shares Outstanding (2)
Directors: (1) (2)
Michael Morris	Chairman	61,346	17,875	*
Donald H. Campbell	Vice Chairman	30,438	17,875	*
Michael J. Behrman	Director	87,923	12,625	*
Mark C. Fugate	Director	124,331	17,875	*
Howard N. Gould (3)	Director	5,876,607	-0-	17.21%
Delores T. Lacey	Director	105,521	17,875	*
James J. Lynch (4)	Director	3,715,811	7,500	10.90%
Daniel O'Hare (5)	Director	60,466	29,687	*
Michael E. Pfau	Director	80,327	12,625	*
Alexander F. Simas	Director	60,072	17,875	*
Simone F. Lagomarsino	Director and President/ CEO of the Company and CEO of the Bank	139,908	27,307	*
Stephen P. Yost	Director	33,260	-0-	*
Other Named Executive Officers:
Lonny Robinson	Executive Vice President/ Chief Financial Officer	14,105	-0-	*
Jason Castle	Senior Vice President/ Chief Accounting Officer	8,072	-0-	*
William Schack	Executive Vice President/ Chief Lending Officer	18,280	4,180	*
Robert Osterbauer	President/Agribusiness Division	37,629	1,818	*
All Directors and Executive Officers as a Group (21 persons):		10,491,443	204,366	31.32%

*Indicates less than 1% of outstanding shares.

(1)
Except as otherwise indicated in these notes, and subject to applicable community property laws and shared voting and investment, the table includes shares held by each person's spouse and minor children; shares held by a family trust as to which such person is a trustee with sole voting and investment power (or shares power with a spouse); and/or shares held in an Individual Retirement Account as to which such person has pass-through voting rights and investment power. Includes restricted stock not fully vested.

(2)
Includes shares of Common Stock subject to stock options exercisable within 60 days of record date.

(3)
Carpenter Fund Manager GP, LLC ("Fund Manager") is the general partner of each of Carpenter Community BancFund, LP, Carpenter Community BancFund-A, LP, and Carpenter Community BancFund-CA, LP, (together, the "Carpenter Funds"). Mr. Gould serves as one of five Managing Members of Fund Manager and as such holds shared voting and investment power with respect to these shares. Mr. Gould disclaims beneficial ownership of these shares.

(4)
Patriot Financial Partners, GP, LP ("Patriot GP") is the sole general partner of each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, LP (together, the "Funds"). Accordingly, securities owned by the Funds may be regarded as being beneficially owned by Patriot GP. Patriot Financial Partners GP, LLC ("Patriot LLC") is the general partner of Patriot GP. Accordingly, securities owned or deemed to be owned by Patriot GP may be regarded as being beneficially owned by Patriot LLC. Mr. Lynch is a general partner of the Funds and Patriot GP and a member of Patriot LLC. Mr. Lynch disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein, and this report shall not be deemed an admission that he is a beneficial owner of such securities for the purposes of Section 16.

(5)
Includes shares held as a trustee of Glenn, Burdette, Phillips and Bryson Tax and Business Services, Inc. 401(k) and shares held in his own 401(k).

 Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires our directors and executive officers, as well as persons who own more than ten percent (10%) of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. Directors, executive officers and greater-than-ten percent (10%) stockholders are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a) of the Securities and Exchange Act of 1934, as amended. During 2014, Officer Castle filed a Form 4, required by Section 16(a) of the Exchange Act; however he failed to timely file the Form 4. The filing was late as a result of internal notification processes.

PROPOSAL NO. 3:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Company seeks a non-binding advisory vote from shareholders to approve the compensation of the Named Executive Officers, as described in detail under the Executive Compensation section of this Proxy Statement.

As discussed in the Compensation Discussion and Analysis, the Company's Board of Directors and management believe that the most effective executive compensation program is one that is designed to align the interests of executive officers with those of the shareholders and enhance the stability of the Company by rewarding performance above established goals.

The Company's compensation programs are designed to attract and retain high quality executive officers that are critical to long term success. There are four components to the compensation of Named Executive Officers:

  •
  Base salary, which is established based on market data and adjusted based on individual performance and experience.

  •
  Performance-based incentives, which are based on the overall performance of the Company and modified by personal performance.

  •
  Equity incentives, which allow the executives to share in the growth and prosperity of the Company.

  •
  Perquisites, retirement and other benefits that management believes are reasonable and consistent with the Company's overall compensation program and will keep the Company competitive in the marketplace.

This proposal gives you, as a shareholder of the Company, the opportunity to approve, on a non-binding advisory basis, the Company's overall executive compensation of the Named Executive Officers as disclosed in this Proxy Statement. Accordingly, you may vote on the following resolution:

        RESOLVED, that the shareholders approve the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (which includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).

The Board of Directors and the Compensation Committee value the opinions of shareholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends a vote "FOR" the approval, on an advisory basis, of the Named Executive Officer compensation as described in the compensation tables and related narrative contained in the proxy statement.

 PROPOSAL NO. 4:
INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Crowe Horwath LLP ("Crowe"), independent registered public accountants, has been selected by the Audit Committee of the Board of Directors to perform audit services for the Company and its subsidiary, Heritage Oaks Bank, for the fiscal year ended December 31, 2015, and such selection has been approved by resolution of the Board of Directors. The shareholders are hereby asked to ratify the selection of Crowe Horwath LLP. It is anticipated that a member of that firm will be present at the Annual Meeting. That representative is not expected to make a statement but will be available to answer any questions.

Crowe Horwath LLP served the Company as independent public accountants for the 2013 and 2014 fiscal years. Crowe has no interest, financial or otherwise, in the Company. The services rendered by Crowe during the 2014 fiscal year were auditing services, consultation in connection with various accounting matters and tax related services. The Board of Directors of the Company approved each professional service rendered by Crowe during the 2014 and 2013 fiscal years.

Total fees billed to the Company by Crowe for the 2014 and 2013 audits were $441,827 and $296,000, respectively.

Audit Fees

Aggregate audit fees billed to the Company by Crowe were $405,359 and $296,000 in 2014 and 2013, respectively. This includes the audit of the respective 2014 and 2013 consolidated financial statements, the audit of the Company's internal control over financial reporting, the review of those financial statements included in the Company's quarterly reports on Form 10-Q, the review of the Company's annual report on Form 10-K, and the reissuance of Crowe's audit report on the Company's 2012 consolidated financial statements in connection with the Company's registration statements on Form S-4 (2013 only) and S-1. In addition, the fees paid in 2014 included $100,000 of acquisition related audit fees attributable to the Mission Community Bank merger.

Audit-Related Fees

Audit-related fees billed to the Company by Crowe for the 2014 and 2013 fiscal years were $14,370 and $29,500, respectively, relating to the Company's employee benefit plan audit, annual HUD reporting, and consulting on accounting matters.

Tax Fees

Tax service fees billed to the Company by Crowe for the 2014 and 2013 fiscal years were $22,098 and $35,264, respectively. The services included accounting services in connection with the calculation, preparation and payment of tax estimates, tax consulting services, review of financial statement tax provisions, and preparation of tax returns.

All Other Fees

There were no other fees billed by Crowe to the company in 2014 and 2013.

 Preapproval of Services by Principal Accountant

The Audit Committee will consider annually and, if appropriate, approve audit services by its principal accountant. In addition, the Audit Committee will consider and, if appropriate, pre-approve certain defined audit and non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements. For the fiscal year 2014, the Audit Committee considered the services provided by Crowe compatible with maintaining the principle accountant's independence. The Charter for the Audit Committee contains policies and procedures for pre-approval of audit and non-audit services from the Company's independent public accountant. Less than 5% of the total hours expended on the Crowe engagement to audit our financial statements for the 2014 fiscal year were attributed to work performed by persons other than Crowe's full-time permanent employees.

The approval of a majority of the shares represented at the Annual Meeting is required to ratify the selection of Crowe Horwath LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE RATIFICATION OF THE INDEPENDENT AUDITORS.

AUDIT COMMITTEE REPORT

The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

The Audit Committee currently consists of six (6) members of the Board of Directors, each of whom is independent under the NASDAQ Marketplace Rules, SEC rules and regulations applicable to audit committees. The Board of Directors has adopted, and annually reviews, an Audit Committee charter, available on the Company's investor relations website at www.heritageoaksbancorp.com. The charter specifies the scope of the Audit Committee's responsibilities and how it carries out those responsibilities.

In performing its functions, the Audit Committee met eleven (11) times during the year and regularly met in executive session without Bank management. The Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent accountants. The independent accountants, in their report, express an opinion on the conformity of the Company's annual financial statements with accounting principles generally accepted in the United States of America and on the Company's internal control over financial reporting and compliance. In addition, the Audit Committee engages outside consultants who advise it on internal control and credit quality matters. It also maintains a process for handling employee complaints regarding accounting procedures and internal controls.

The Audit Committee has reviewed and discussed the Company's December 31, 2014, audited financial statements with management and with Crowe, the Company's independent registered public accounting firm. The Audit Committee has also discussed with Crowe the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has also received from Crowe the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with Crowe their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the December 31, 2014, audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

Submitted by the Audit Committee of the Board:

Daniel J. O'Hare (Chairman)
Donald H. Campbell
Mark C. Fugate
Delores T. Lacey
Michael Pfau
Alexander F. Simas

OTHER MATTERS

If any other matters come before the Annual Meeting, not referred to in the enclosed Proxy Card, including matters incident to the conduct of the Annual Meeting, the proxy holders will vote the shares represented by the proxies in accordance with their best judgment. Management is not aware of any other business to come before the Annual Meeting, and as of the date of the mailing of this Proxy Statement, no shareholder has duly submitted to management any proposal to be acted upon at the Annual Meeting.

Shareholder Proposals

The Company has not been notified by any shareholder of his or her intent to present a shareholder proposal from the floor of the Annual Meeting. The enclosed Proxy Card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting of Shareholders.

If a shareholder intends to present any proposal for consideration at the 2016 Annual Meeting of Shareholders and wishes for that proposal to be included in the Proxy Card and Proxy Statement to be prepared by the Company, the proposal must be received by the Company at its corporate office not later than December 17, 2015.

The date after which notice of a shareholder proposal that the shareholder is not seeking to have included in the Proxy Card and Proxy Statement will be considered untimely and therefore not properly brought before the 2015 Annual Meeting of Shareholders is February 28, 2016, assuming the 2016 Annual Meeting of Shareholders is held within thirty (30) days before or after the one (1) year anniversary of May 27, 2015, the date of the 2015 Annual Meeting of Shareholders.

If a shareholder wishes to have included in the Proxy Card and Proxy Statement to be prepared by the Company for the 2016 Annual Meeting of Shareholders, the name of a person or persons nominated by the shareholder or a group of shareholders for election to the board of directors, notice of the shareholder's intent to do so must be filed with the SEC and mailed to the Company no earlier than November 15, 2015, and no later than December 15, 2015, and must otherwise comply with the requirements applicable thereto, including those set forth in Exchange Act Rule 14a-11.

 Shareholder Communication

Any shareholder may communicate directly to Board members, or to any individual Board member, by sending correspondence or communication addressed to the particular member or members in care of Heritage Oaks Bancorp, Attn: Corporate Secretary, 1222 Vine Street, Paso Robles, California 93446.

Form 10-K

The Company's Annual Report for 2014 on Form 10-K, which is required to be filed with the SEC, is available to any shareholder without charge. The report may be obtained by written request to the Corporate Secretary, Heritage Oaks Bancorp, 1222 Vine Street, Paso Robles, California 93446. It is available in the SEC Filings section of the Company's website at www.heritageoaksbancorp.com. The Company's Annual Report serves as the Heritage Oaks Bank's annual disclosure statement under Part 350 of FDIC rules.

By order of the Board of Directors

Gregory A. Gehlmann
Corporate Secretary

April     , 2015

APPENDIX A

HERITAGE OAKS BANCORP
2015 Equity Incentive Plan

A-i

Heritage Oaks Bancorp
2015 Equity Incentive Plan

Article 1. Establishment, Purpose, and Duration

            1.1    Establishment of the Plan.    Heritage Oaks Bancorp, a California corporation (hereinafter referred to as the "Company"), establishes a stock-based incentive compensation plan to be known as the Heritage Oaks Bancorp 2015 Equity Incentive Plan (hereinafter referred to as the "Plan"), as set forth in this document.

        The Plan shall become effective upon Board approval of the Plan (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof, subject to shareholder approval as set forth in Section 18.7 hereof.

            1.2    Purposes of the Plan.    The purposes of the Plan are to provide the Company flexible means of compensating Employees and Directors of the Company in order to attract, motivate and retain such Employees and Directors who become Participants in the Plan, and to promote the success and enhance the value of the Company by linking the personal interests of the Participants to those of the Company's shareholders and by providing Participants with an incentive for outstanding performance.

            1.3    Duration of the Plan.    Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan terminates, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.

Article 2. Definitions

        Whenever used in the Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

  2.1
  "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

  2.2
  "Award" means, individually or collectively, a grant under this Plan of NSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Shares or Stock-Based Awards.

  2.3
  "Award Agreement" means either (i) an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a statement issued by the Company to a Participant describing the terms and provisions of such Award.

  2.4
  "Beneficial Owner or Beneficial Ownership" shall have the meaning ascribed to such term in rule 13d-3 of the General Rules and Regulations under the Exchange Act.

  2.5
  "Board" means the Board of Directors of the Company.

  2.6
  "Cause" means any of the following with respect to a Participant:

    (a)
    The Participant's deliberate violation of any state or federal banking or securities law; or

      (b)
      The Participant's deliberate violation of the Bylaws, rules, policies or resolutions of the Company that has a material adverse effect on the Company or any Subsidiary; or

      (c)
      The Participant's deliberate violation of the rules or regulations of the California Department of Business Oversight, Division of Financial Institutions, the Federal Deposit Insurance Corporation, the Federal Reserve Board of Governors, the Office of the Comptroller of the Currency or any successor agency or other regulatory agency or governmental authority having jurisdiction over the Company or any Subsidiary; or

      (d)
      The Participant's conviction of any felony, including a plea of nolo contendre; or

      (e)
      The Participant's conviction of a crime involving moral turpitude, fraudulent conduct, or dishonest conduct.

  2.7
  "Change in Control" shall mean any of the following:

    (a)
    The acquisition by any Person of Beneficial Ownership of stock possessing 50% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control; (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company or successor or (iv) any acquisition by a Person having Beneficial Ownership of more than 50% of the Outstanding Company Voting Securities prior to the acquisition;

    (b)
    Individuals who, as of any date (the "Initial Date") after the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason, at any time within 12 months following the Initial Date, to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Initial Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board;

    (c)
    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a "Business Combination"), in each case if, following such Business Combination, any Person (excluding any entity resulting from such Business Combination or a parent of any such entity or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or parent of any such entity) Beneficially Owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 50% existed prior to the Business Combination.

    (d)
    Consummation of a sale or other disposition of all or substantially all of the assets of the Company (an "Asset Transfer"), other than a transfer to (A) one or more of the Beneficial Owners (immediately before the Asset Transfer) of the then-outstanding shares of stock of the Company ("Outstanding Company Stock") in exchange for or with respect to such Outstanding Company Stock, or (B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, or (C) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of the Outstanding Company Stock, or (D) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause (C).

    Notwithstanding the foregoing, if any payment to be made hereunder as a result of the occurrence one or more of the foregoing events would be considered "nonqualified deferred compensation" for purposes of Section 409A of the Code, then, as to such payment, such event shall constitute a Change in Control only if the event additionally constitutes a "change in ownership," a "change in effective control" or a "change in the ownership of a substantial portion of the assets" (as such terms are defined for purposes of Section 409A of the Code) of the Company or a Subsidiary.

  2.8
  "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of any successor statute thereto.

  2.9
  "Committee" means the Compensation Committee of the Board. However, if a member of the Compensation Committee is not an "outside director" within the meaning of Section 162(m) of the Code or is not a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, the Compensation Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements. The term "Committee" includes any such committee or subcommittee, to the extent of the Compensation Committee's delegation.

  2.10
  "Company" means Heritage Oaks Bancorp, a California corporation, and any successor thereto as provided in Article 16 herein.

  2.11
  "Covered Employee" means a Participant who is a "covered employee," as defined in Section 162(m) of the Code and the regulations promulgated under Section 162(m) of the Code.

  2.12
  "Director" means any individual who is a member of the Board or of the board of directors of any Subsidiary.

  2.13
  "Disability" means a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions and conditions as the Committee by rule may include.

  2.14
  "Employee" means an employee of the Company or any Subsidiary. A Director who is not otherwise employed as an employee of the Company or any Subsidiary shall not be considered an Employee under this Plan.

  2.15
  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

  2.16
  "Fair Market Value" or "FMV" of Shares or Stock on any given date under the Plan shall be determined as follows:

    (a)
    If the Stock is at the time listed or admitted to trading on any national stock exchange, including the Nasdaq Stock Market or the Nasdaq Capital Market, then the fair market value shall be the closing selling price per share of the Stock on the date of determination on the stock exchange determined by the Committee to be the primary market for the Stock, as such price is officially quoted in the composite tape transactions on such exchange. If there is no reported sale of the Stock on such exchange on the date of determination, then the fair market value shall be the closing price on the exchange on the last preceding date for which such quotation exists;

    (b)
    If the Stock is at the time neither listed nor admitted to trading on any national stock exchange, but is traded over-the-counter (including on the Over-the-Counter Bulletin Board), then the fair market value shall be the mean between the last reported bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which such Stock is quoted or, if Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, or through any successor system. If there is no reported bid or asked price for the Stock on the date of determination, then the fair market value shall be the mean between the last reported bid and asked prices on the last preceding date for which such bid and asked prices exist; and

    (c)
    If the Stock is at the time neither listed nor admitted to trading on any stock exchange, or over-the-counter or the Pink Sheets, then the then the fair market value shall be determined by the Committee in good faith on such basis and taking into account such factors as the Committee shall deem appropriate, without regard to any restriction other than a restriction which, by its terms, will never lapse, and to the extent applicable in a manner consistent with the requirements of Section 409A of the Code.

  2.17
  "Freestanding SAR" means a SAR that is granted independently of any Options, as described in Article 7 herein.

  2.18
  "Grant Price" means the price at which a SAR may be exercised by a Participant, as determined by the Committee and set forth in Section 7.1 herein.

  2.19
  "Incentive Stock Option" or "ISO" means an Option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

  2.20
  "Insider" shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

  2.21
  "Non-Employee Director" shall mean an individual who is serving as a Director and is not also concurrently serving as an Employee.

  2.22
  "Nonstatutory Stock Option" or "NSO" means an Option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option or that otherwise does not meet such requirements.

  2.23
  "Option" means an Incentive Stock Option or a Nonstatutory Stock Option, as described in Article 6 herein.

  2.24
  "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

  2.25
  "Participant" means an Employee or Director who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

  2.26
  "Performance-Based Compensation" means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

  2.27
  "Performance Measures" means measures as described in Article 11 on which the performance goals are based and which are approved by the Company's shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

  2.28
  "Performance Period" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

  2.29
  "Performance Share" means an Award of Shares granted to a Participant, as described in Article 9 herein.

  2.30
  "Period of Restriction" means the period during which an Award is subject to forfeiture based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Committee, in its discretion.

  2.31
  "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

  2.32
  "Restricted Stock" means an Award of Shares granted to a Participant pursuant to Article 8 herein.

  2.33
  "Restricted Stock Unit" means an Award designated as such granted to a Participant pursuant to Article 8 herein.

  2.34
  "Service" means a Participant's employment or other service with the Company or any Subsidiary, whether as an Employee or a Director. Unless otherwise provided by the Committee, a Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the entity for which the Participant renders such Service, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant's Service shall be deemed to have terminated, unless the Participant's right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Committee or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant's Award

      Agreement. A Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be an affiliate of the Company. Subject to the foregoing, the Committee, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of and reason for such termination.

  2.35
  "Shares" or "Stock" means shares of common stock of the Company.

  2.36
  "Stock Appreciation Right" or "SAR" means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

  2.37
  "Stock-Based Award" means an Award granted pursuant to the terms of Article 10 herein.

  2.38
  "Subsidiary" means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

  2.39
  "Tandem SAR" means a SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled) or a SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR.

Article 3. Administration

            3.1    General.    The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, and other persons, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties.

            3.2    Authority of the Committee.    The Committee shall have full and exclusive discretionary power and authority to interpret the terms and the intent of the Plan and to determine eligibility for Awards and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 14, adopting modifications and amendments or subplans to the Plan or modifications or amendments to any Award Agreement, including without limitation, any that are necessary to comply with the laws of any country in which the Company or any Subsidiary operates.

            3.3    Delegation.    The Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary, or to one or more agents or advisors such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Except with respect to Awards to Insiders, the Committee may (to the extent permitted by applicable law), by resolution, authorize one or more officers of the Company to do one or both of the following: (a) designate Employees to be recipients of Awards; and (b) determine the size of the Award; provided, however, that the resolution providing such authorization sets forth the total number of Shares subject to Awards such officer or officers may grant.

 Article 4. Shares Subject to the Plan and Maximum Awards

            4.1    Number of Shares Available for Awards.    Subject to adjustment as provided in this Article 4, the maximum number of Shares which may be delivered pursuant to Awards granted under the Plan (the "Share Authorization") shall be two million five hundred thousand (2,500,000) Shares. Shares delivered pursuant to Awards that are Restricted Stock, Restricted Stock Units, Performance Shares or Stock-Based Awards shall count as two (2) Shares against the Share Authorization. Shares subject to Awards that are Options or Stock Appreciation Rights shall count as one (1) Share against the Share Authorization. Any Shares related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee's permission for Awards not involving Shares, shall be credited back to the Share Authorization at the same rate as such Awards were charged against the Share Authorization and shall be available again for grant under the Plan. Moreover, if a SAR is exercised, only the number of Shares issued, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares or Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares. Following shareholder approval of the Plan, no new awards shall be made under the Company's 2005 Equity Based Compensation Plan (the "2005 Plan"), provided, however, the Company may continue to issue shares of common stock pursuant to the terms of the 2005 Plan to honor option grants and other awards that are outstanding as of the date of shareholder approval of this Plan.

            4.2    Adjustments in Authorized Shares.    In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse Stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, any Award limits (including limitations set forth in Section 5.3 herein), and other value determinations applicable to outstanding Awards.

        Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

            4.3    Substitute Awards.    Notwithstanding any other provisions of this Plan to the contrary, where the outstanding shares of another corporation are changed into or exchanged for Shares in a merger, consolidation, reorganization or similar transaction, then, subject to the approval of the Board, Awards may be granted in exchange for unexercised, unexpired similar equity based awards of the other corporation, and the exercise price of the Shares subject to any Option or Stock Appreciation Right so granted may be fixed at a price less than one hundred percent of the Fair Market Value of the Stock at the time such Award is granted if said exercise price or grant price has been determined to be not less than the exercise price or grant price set forth in the stock option or stock appreciation right of the other corporation, with appropriate adjustment to reflect the exchange ratio of the shares of stock of the other corporation into the Shares. The number of shares of the awards of the other corporation shall also be adjusted in accordance with the exchange ratio so that any substituted Award shall reflect such adjustment.

Article 5. Eligibility and Participation

            5.1    Eligibility.    Individuals eligible to participate in the Plan include all Employees and Directors.

            5.2    Participation.    Subject to the provisions of the Plan, the Committee may from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

            5.3    Limitation on Annual Grants.    No Participant shall be granted Restricted Stock, Restricted Stock Units, Performance Shares or Stock-Based Awards, in each case whether payable in Shares or in cash, covering or referencing in the aggregate more than 250,000 Shares during any calendar year. In no event shall the aggregate number of Shares covered or referenced by all of the Options and Stock Appreciation Rights, whether the SARs are payable in Shares or in cash, granted to any one Participant in any one calendar year exceed 250,000 Shares.

Article 6. Stock Options

            6.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, provided that ISOs shall not be granted to Non-Employee Directors.

            6.2    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NSO.

            6.3    Option Price.    The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price shall be not less than one hundred percent (100%) of the FMV of the Shares on the date of grant.

            6.4    Duration of Options.    Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of the date of its grant.

            6.5    Exercise of Options.    Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Option Price for the Shares.

            6.6    Payment.    Payment of the Option Price for the number of Shares being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if and to the extent set forth in the Award Agreement, by means of (1) a Stock Tender Exercise, (2) a Cashless Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law; or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the Option Price or which otherwise restrict one or more forms of consideration. For purposes of this section:

      (a)
      "Stock Tender Exercise" means the delivery of a properly executed exercise notice accompanied by a Participant's tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole Shares having a Fair Market Value that does not exceed the aggregate Option Price of the Shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's Stock. If required by the Company, the Option may not be exercised by tender to the Company, or attestation to the ownership, of Shares unless such Shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

      (b)
      "Cashless Exercise," which shall be permitted only upon the class of Shares subject to the Option becoming publicly traded in an established securities market, means the delivery of a properly executed exercise notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the Shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

      (c)
      "Net Exercise" means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of Shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of Shares having a Fair Market Value that does not exceed the aggregate Option Price for the Shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate Option Price not satisfied by such reduction in the number of whole Shares to be issued.

            6.7    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

            6.8    Termination of Service.

      (a)
      Option Exercisability.    Subject to earlier termination of the Option as otherwise provided by this Plan and unless a different exercise period is provided by the Committee in an Award Agreement or amendment thereto (which periods need not be uniform among all Options issued pursuant to the Plan), an Option shall terminate immediately upon the Participant's termination of Service to the extent that it is then unvested and shall be exercisable after the Participant's termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

      (i)
      Disability. If the Participant's Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Award Agreement evidencing such Option (the "Option Expiration Date").

      (ii)
      Death. If the Participant's Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant's legal representative or other person who acquired the right to exercise the Option by reason of the Participant's death at any time prior to the expiration of twelve (12) months after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date. The Participant's Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant's termination of Service other than for Cause.

      (iii)
      Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant's Service is terminated for Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service.

      (iv)
      Other Termination of Service. If the Participant's Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date.

      (b)
      Extension if Exercise Prevented by Law. Notwithstanding the foregoing other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.8(a) is prevented by the provisions of Section 18.4 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.8(a), but in any event no later than the Option Expiration Date.

            6.9    Transferability of Options.

  (a)
  Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

  (b)
  Nonstatutory Stock Options. Except as otherwise provided in a Participant's Award Agreement or otherwise at any time by the Committee, no NSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant's Award Agreement or otherwise at any time by the Committee, or unless the Board or the Committee decides to permit further transferability, all NSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

            6.10    Incentive Stock Option Limitations.

  (a)
  Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to Section 4.1 and any adjustment as provided in Section 4.2, the maximum aggregate number of Shares that may be issued under the Plan pursuant to the exercise of ISOs shall be two million five hundred thousand (2,500,000) shares. The maximum aggregate number of Shares that may be issued under the Plan pursuant to all Awards (including Shares issued pursuant to ISOs) shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Section 4.2.

  (b)
  Fair Market Value Limitation. To the extent that Options designated as ISOs (granted under all stock plans of the Company, including the Plan) become exercisable by a Participant for the first time during any calendar year for Stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such Options that exceed such amount shall be treated as NSOs. For purposes of this Section, Options designated as ISOs shall be taken into account in the order in which they were granted, and the Fair Market Value of Shares shall be determined as of the time the Option with respect to such Shares is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an ISO in part and as a NSO in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the ISO portion of the Option first. Upon exercise of the Option, Shares issued pursuant to each such portion shall be separately identified.

  (c)
  Notification of Disqualifying Disposition. The Participant will notify the Company upon the disposition of Shares issued pursuant to the exercise of an ISO. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

 Article 7. Stock Appreciation Rights

            7.1    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

        Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

        The SAR Grant Price of each Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price of each Tandem SAR shall be equal to the Option Price of the related Option. The SAR Grant Price of each SAR must be not less than one hundred percent (100%) of the FMV of the Shares on the date of grant.

            7.2    SAR Agreement.    Each SAR shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

            7.3    Term of SAR.    The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary of the date of its grant.

            7.4    Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

            7.5    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

            7.6    Payment of SAR Amount.    Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

    (a)
    The difference between the FMV of a Share on the date of exercise over the Grant Price; by

    (b)
    The number of Shares with respect to which the SAR is exercised.

        At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee at its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the SAR.

            7.7    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

            7.8    Nontransferability of SARs.    Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant's Award Agreement or otherwise unless the Board or the Committee decides to permit further transferability, all SARs granted to a Participant under this Article 7 shall be exercisable during his or her lifetime only by such Participant.

            7.9    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of a SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

            8.1    Grant of Restricted Stock or Restricted Stock Units.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts, as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

            8.2    Restricted Stock or Restricted Stock Unit Agreement.    Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

            8.3    Transferability.    Except as provided in this Article 8, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

            8.4    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable federal or state securities laws, or any holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

        To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

        Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

            8.5    Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following:

        "The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Heritage Oaks Bancorp 2015 Equity Incentive Plan, and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from Heritage Oaks Bancorp"

            8.6    Voting Rights.    To the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

            8.7    Dividends and Dividend Equivalents.    During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to Restricted Stock or dividend equivalents with respect to Restricted Stock Units while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units and such dividends or dividend equivalents may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee.

            8.8    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

            8.9    Section 83(b) Election.    The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall promptly submit a copy of such election to the Company.

Article 9. Performance Shares

            9.1    Grant of Performance Shares.    Subject to the terms of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

            9.2    Value of Performance Shares.    Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares that will be paid out to the Participant.

            9.3    Earning of Performance Shares.    Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive payout on the value and number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the Shares received pursuant to such Award for a specified period of time.

            9.4    Form and Timing of Payment of Performance Shares.    Payment of earned Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares as soon as practicable after the end of the applicable Performance Period, but in no event later than 2 1/2 months following the end of the calendar year in which such Performance Period ends; provided, however, that any Shares may be granted subject to restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

            9.5    Dividend Equivalents.    At the discretion of the Committee, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

            9.6    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

            9.7    Nontransferability.    Except as otherwise provided in a Participant's Award Agreement, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 10. Stock-Based Awards

            10.1    Stock-Based Awards.    The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

            10.2    Value of Stock-Based Awards.    Each Stock-Based Award shall have a value based on the value of a Share, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

            10.3    Earning of Stock-Based Awards.    Subject to the terms of this Plan, the holder of Stock-Based Awards shall be entitled to receive payout on the number and value of Stock-Based Awards earned by the Participant, to be determined as a function of the extent to which applicable performance goals, if any, have been achieved.

            10.4    Form and Timing of Payment of Stock-Based Awards.    Payment of earned Stock-Based Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Stock-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate FMV equal to the value of the earned Stock-Based Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

            10.5    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Stock-Based Awards following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

            10.6    Nontransferability.    Except as otherwise provided in a Participant's Award Agreement, Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

            10.7    Dividend Equivalents.    At the discretion of the Committee, Participants holding Stock-Based Awards may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

Article 11. Performance Measures

            11.1    Performance Criteria.    Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures: net sales; gross sales; revenue; net revenue; gross revenue; net income; net income after capital costs, non-interest income compared to net interest income ratio; growth of loans and/or deposits; growth in number of customers, households or assets; cost per dollar loan growth; cost per dollar deposit growth; revenue per personnel; operating expense to budget; cash generation; cash flow; unit volume; market share; cost reduction; costs and expenses (including expense efficiency ratios and other expense measures); strategic plan development and implementation; customer satisfaction; credit quality measures; full-time equivalency control; allowance for loan losses; operating efficiency; loan chargeoffs; loan writedowns; non-performing or impaired loans; return measures (including, but not limited to, return on assets, risk-adjusted return on capital or return on equity); return on net assets; return on actual or proforma assets; return on average assets; return on capital; return on investment; return on working capital; return on net capital employed; working capital; asset turnover; economic value added; total stockholder return; fee income; net income; net income before capital costs; net income before taxes; operating income; operating profit margin; net income margin; net interest margin; capacity utilization; increase in customer base; book value; stock price (including, but not limited to, growth measures and total shareholder return);

earnings per share (actual or targeted growth); stock price earnings ratio; margins; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); earnings before interest ("EBI"); or EBITDA, EBIT, EBI or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue.

            11.2    Manner of Measurement.    Any Performance Measure(s) may be designated to apply on a "core" basis, where at the discretion of the Committee certain non-recurring items may be excluded for purposes of determining the attainment of the Performance Measure(s). In addition, any Performance Measure(s) may be used to measure the performance of the Company as a whole, or any subsidiary, affiliate, business unit of the Company, in comparison with peer group performance or to an index, or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Award that is based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

            11.3    Excludable Items.    The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) reorganization or restructuring programs; (e) extraordinary or nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

            11.4    No Upward Adjustment.    Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward.

            11.5    Committee Discretion.    In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

Article 12. Rights of Employees and Directors

            12.1    Employment or Other Service.    Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or other Service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or any Subsidiary.

    For purposes of the Plan, transfer of employment of a Participant between the Company and any Subsidiary or between Subsidiaries shall not be deemed a termination of employment.

            12.2    Participation.    No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

            12.3    Rights as a Shareholder.    A Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 13. Change in Control

        Subject to the requirements and limitations of Section 409A of the Code, if applicable, the Board or the Committee may provide for any one or more of the following consequences of Change in Control on Awards:

            13.1    Accelerated Vesting.    In its discretion, the Board or the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability and/or vesting in connection with a Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such conditions, including termination of the Participant's employment or other service relationship prior to, upon, or following such Change in Control, and to such extent as the Board or the Committee shall determine.

            13.2    Assumption, Continuation or Substitution of Awards.    In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any Participant, assume or continue the Company's rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror's stock. For purposes of this Section, if so determined by the Board or the Committee, in its discretion, an Award or any portion thereof shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to such portion of the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration is not solely common stock of the Acquiror, the Board or the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Award for each Share to consist solely of common stock of the Acquiror equal in Fair Market Value to the per Share consideration received by holders of Stock pursuant to the Change in Control. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Board or the Committee may, in its discretion, determine such Fair Market Value per Share as of the time of the Change in Control on the basis of the Board's or the Committee's good faith estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control. Notwithstanding the foregoing, Shares acquired upon exercise of an Award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such Shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement.

            13.3    Cash-Out of Outstanding Awards.    The Board or the Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Board or the Committee) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced (but not below zero) by the exercise price or purchase price per Share, if any, under such Award. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Board or the Committee may, in its sole discretion, determine such Fair Market Value per Share as of the time of the Change in Control on the basis of the Board's or the Committee's good faith estimate of the present value of the probable amount of future payment of such consideration. In the event such determination is made by the Board or the Committee, an Award having an exercise or purchase price per Share equal to or greater than the Fair Market Value of the consideration to be paid per Share in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

Article 14. Amendment, Modification, Suspension, and Termination

            14.1    Amendment, Modification, Suspension, and Termination.    The Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part, provided that any such alteration, amendment, modification, suspension or termination of the Plan pursuant to this Article 14 shall be effected in a manner compliant with Section 409A of the Code. Notwithstanding anything herein to the contrary, without the prior approval of the Company's shareholders, Stock Appreciation Rights and Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option. No amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

            14.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

            14.3    Awards Previously Granted.    Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

            14.4    Clawback and Other Provisions for Recovery or Termination of Awards.    Notwithstanding anything else stated in this Plan or any Award Agreement, this Plan and each Award Agreement shall be subject to the following conditions:

  (a)
  Any term or provision in this Plan that is interpreted, deemed or found by any governmental agency or by the Company to be in violation or potential violation of any law, guidance, rule, regulation, regulatory action, order or decree (hereinafter individually and collectively referred to as "Law") will be modified to conform to the Law.

  (b)
  Any bonus, retention award, incentive compensation or any other payment paid under this Plan or any Award Agreement is subject to recovery (clawback) by any governmental agency or by the Company to the extent required by Law if it is based on materially inaccurate statements of earnings, revenues or gains, or any performance criteria/metric or other criteria or metric that is found by any governmental agency or the Company to be materially inaccurate (or is otherwise required by Law) or to have encouraged unnecessary and/or excessive risk taking.

  (c)
  Payments that require regulatory or other approval are prohibited unless and until such approval is obtained, and the Company shall have no obligation to seek such approval.

  (d)
  The Company will adhere to all requirements required under applicable Law relating to, among other things, excessive compensation, golden parachute payments and risk management.

Article 15. Withholding

            15.1    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant's FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan.

            15.2    Share Withholding.    With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of Awards granted hereunder, the Company may require or Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a FMV on the date the tax is to be determined equal to the tax that could be imposed on the transaction, provided that if required by the accounting rules and regulations to maintain favorable accounting treatment for the Awards, the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 16. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 17. General Provisions

            17.1    Forfeiture Events.    The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

            17.2    Legend.    The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

            17.3    Delivery of Title.    The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

    (a)
    Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

    (b)
    Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

            17.4    Investment Representations.    The Committee may require each Participant receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares, and any further representations and warranties that may be required by applicable state or federal securities laws.

            17.5    Employees Based Outside of the United States.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in any country in which the Company or any Subsidiary operate or have Directors or Employees, the Committee, in its sole discretion, shall have the power and authority to:

    (a)
    Determine which Subsidiaries shall be covered by the Plan;

    (b)
    Determine which Directors and Employees outside the United States are eligible to participate in the Plan;

    (c)
    Modify the terms and conditions of any Award granted to any Director pr Employee outside the United States to comply with applicable foreign laws:

    (d)
    Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 17.5 by the Committee shall be attached to this Plan document as appendices; and

    (e)
    Take any action, before or after an Award is made that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

    Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

            17.6    Uncertificated Shares.    To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on an uncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

            17.7    Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any Subsidiary may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or any Subsidiary and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company or any Subsidiary under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.

            17.8    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise terminated.

            17.9    Retirement and Welfare Plans.    The Awards under this Plans will not be included as "compensation" for purposes of computing benefits payable to any Participant under the Company's retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant's benefit.

Article 18. Legal Construction

            18.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

            18.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

            18.3    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

            18.4    Securities Law Compliance.    The Company may register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national or foreign securities laws, stock exchange, or automated quotation system. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. The Company may impose such additional conditions and restrictions as are necessary with respect to any Award as are necessary to comply with applicable federal and state securities laws.

            18.5    Governing Law.    The Plan and each Award Agreement shall be governed by the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of California, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

            18.6    Section 409A of the Code.    It is the Company's intent that Awards and payments under the Plan are exempt from, and do not constitute "deferred compensation" subject to, Section 409A of the Code, or are compliant with Section 409A of the Code, and that the Plan shall be interpreted and administered accordingly to the fullest extent possible. If and to the extent that any payment is determined by the Company to constitute "non-qualified deferred compensation" subject to Section 409A of the Code and is payable hereunder to a Participant by reason of his termination of employment, then (a) such payment or benefit shall be made or provided to the Participant only upon a "separation from service" as defined for purposes of Section 409A of the Code under applicable regulations and (b) if the Participant is a "specified employee" (within the meaning of Section 409A of the Code and as determined by the Company), such payment shall not be made or provided before the date that is six months after the date of the Participant's separation from service (or his earlier death). Neither the Company nor its affiliates shall have any liability to any Participant, Participant's spouse or other beneficiary of any Participant's spouse or other beneficiary of any Participant or otherwise if the Plan or any amounts paid or payable hereunder are subject to the additional tax and penalties under Section 409A of the Code.

            18.7    Shareholder Approval.    The Plan shall be submitted for approval by a majority of the outstanding shares of stock of the Company entitled to vote no later than twelve (12) months after the Effective Date. Awards granted prior to shareholder approval of the Plan shall become exercisable no earlier than the date of shareholder approval of the Plan, and such Awards shall be rescinded if such shareholder approval is not received in the manner described in the preceding sentence.

HERITAGE OAKS BANCORP 1222 VINE STREET PASO ROBLES, CA 93446 ATTN: INVESTOR RELATIONS DEPT.

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HERITAGE OAKS BANCORP

			For	Withhold	For All
			All	All	Except
The Board of Directors recommends you vote FOR ALL for proposal 1, FOR proposals 2 and 4, and three years for proposal 3.			☐	☐	☐

1.	Election of Directors

Nominees:

	01)	Michael J. Morris
	02)	Donald H. Campbell
	03)	Michael J. Behrman
	04)	Mark C. Fugate
	05)	Daniel J. O’Hare
	06)	Delores T. Lacey
	07)	James J. Lynch
	08)	Michael E. Pfau
	09)	Alexander F. Simas
	10)	Howard N. Gould
	11)	Simone F. Lagomarsino
	12)	Stephen P. Yost

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain
2.	To approve the 2015 Equity Incentive Plan.	☐	☐	☐

		For	Against	Abstain
3.	An advisory vote to approve the Company’s executive compensation disclosed in the Proxy Statement for the 2015 Annual Meeting of Shareholders dated May 27, 2015.	☐	☐	☐

		For	Against	Abstain
4.	To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015.	☐	☐	☐

NOTE: Transacting such other business as may properly come before the 2014 Annual Meeting of Shareholders and any adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date